As filed with the Securities and Exchange Commission on February 10, 2011

Registration No. 333-171574

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________

CHINA SHESAYS MEDICAL COSMETOLOGY INC.
(Exact name of registrant as specified in its charter)
_________________

Nevada	7389	01-0660195
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sichuan SHESAYS Cosmetology Hospital Co., Ltd
New No. 83, Xinnan Road, Wuhou District
Chengdu City, Sichuan Province, P.R. China 610041
00-86-028-85482277
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yixiang Zhang
Chief Executive Officer
Sichuan SHESAYS Cosmetology Hospital Co., Ltd
New No. 83, Xinnan Road, Wuhou District
Chengdu City, Sichuan Province, P.R. China 610041
00-86-028-85482277
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________
With Copies to:

Jie Xiu, Esq.
Troutman Sanders LLP
The Chrysler Building
405 Lexington Ave
New York, NY 10174-0700
Tel: (212) 704-6018
Fax: (212) 704-5904

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Shares of common stock, par value $0.001 per share	600,000 shares(3)	$2.00	$1,200,000	$139.32
Shares of common stock, par value $0.001 per share, to be issued upon the exercise of warrants	48,000 shares(4)	$2.00	$96,000	$11.15
Total	648,000 shares		$1,296,000	$150.47

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock of China SHESAYS Medical Cosmetology Inc. (the “Company”) as may be issued or issuable because of stock splits, stock dividends, stock distributions and similar transactions, or changes in the exercise price of the warrants.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price is determined by the offering price of the common shares in the private placement completed on November 12, 2010.
(3) Represents shares of common stock, par value $0.001 per share, that the Company issued to the investors in the private placement completed on November 12, 2010.
(4) Represents shares of common stock underlying the warrant at an exercise price of $2.00 per share that the Company issued to Chief Capital Limited as Chief Capital Limited’s compensation for services in connection with the private placement completed on November 12, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2011

PROSPECTUS

648,000 Shares of Common Stock

This prospectus relates to the offering by certain selling stockholders of China SHESAYS Medical Cosmetology Inc. of 648,000 shares of common stock, par value $0.001 per share, of which 600,000 shares were issued to certain of the selling stockholders in connection with an offshore private placement under Regulation S promulgated under the Securities Act of 1933, as amended, completed on November 12, 2010 (the “Private Placement”), and 48,000 shares of common stock are issuable upon exercise of the warrants that were issued to Chief Capital Limited as part of Chief Capital Limited’s compensation for services in connection with the Private Placement.

Unless otherwise noted, the terms “the Company,” “our Company,” “we,” “us” and “our” refer to China SHESAYS Medical Cosmetology Inc. and its subsidiaries.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”), in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will not receive any proceeds from the sale of common stock by the selling stockholders. If any warrants are exercised (excluding warrants exercised on a cashless basis), we will receive the exercise price of the warrants at $2 per share, or an aggregate of $96,000 if all of the 48,000 warrants are so exercised.

Our common stock is quoted on the OTC Bulletin Board under the symbol “CSAY.OB”. On February 3, 2011, the closing price of our common stock was $2.00 per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 9 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                         , 2011

You should only rely on the information contained in this prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover, but the information may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the SEC’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions, or changes in the exercise price of the warrants. A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled “Risk Factors” beginning on page 9, and any supplements before making a decision to invest in our common stock.

Certain financial information included in this prospectus has been derived from data originally prepared in Renminbi (“RMB” or “Renminbi”), the currency of the People’s Republic of China (“China” or “PRC”). For purposes of this prospectus, U.S. dollar amounts for the fiscal year ended December 31, 2009 are based on conversion at year-end exchange rates of US$1.00 to RMB 6.8372 for assets and liabilities, and a weighted-average of US$1.00 to RMB 6.84088 for revenue and expenses in the fiscal year ended December 31, 2009. U.S. dollar amounts for the quarter ended September 30, 2010 are based on conversion at September 30, 2010 exchange rates of US$1.00 to RMB 6.6981 for assets and liabilities, and a weighted-average of US$1.00 to RMB 6.8164 for revenue and expenses for the nine months ended September 30, 2010. There is no assurance that RMB amounts could have been or could be converted into U.S. dollars at such rates.

As used in this prospectus, unless the context requires otherwise, “China SHESAYS,” “we,” “us,” “our” and the “Company” refers to China SHESAYS Medical Cosmetology Inc., a Nevada corporation, and where applicable, its direct and indirect wholly owned subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are contained principally in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements herein represent our expectations, beliefs, plans, intentions or strategies concerning future events, including, but not limited to: our future financial performance; the continuation of historical trends; the sufficiency of our cash balances for future needs; our future operations; our sales and revenue levels and gross margins, costs and expenses; the relative cost of our operation methods as compared to our competitors; new product/service introduction, entry and expansion into new markets and utilization of new sales channels and sales agents; improvements in, and the relative quality of, our technologies and the ability of our competitors to copy such technologies; acquisition of additional equipment and facilities, the cost associated therewith and sources of financing for such acquisitions; achieving status as an industry leader; our competitive technological advantages over our competitors; brand image, customer loyalty and expanding our client base; our ability to meet market demands; government regulations and incentives related to cosmetology services; the sufficiency of our resources in funding our operations; our intention to engage in mergers and acquisitions, technology licensing and cooperation arrangements; and our liquidity and capital needs.

Our forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Moreover, our forward-looking statements are subject to various known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. These risks, uncertainties and other factors include but are not limited to:

  Uncertainties regarding the growth or sustainability of the market for cosmetology services.

  The risk that we may not be able to achieve or maintain a technological advantage over any of our competitors.

  Risks relating to protection of our intellectual property.

  Changes in consumer preferences.

  The risks of limited management, labor and financial resources.

  Risk of doing business in China, including currency value fluctuations, restrictions on remitting income to the United States and risks of diplomatic tensions between China and the United States.

Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

PROSPECTUS SUMMARY

This prospectus summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this prospectus under “Risk Factors” beginning on page 9 of this prospectus and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

Our Company

We are one of the fastest growing cosmetology businesses in Sichuan. Substantially all of our operations are conducted in China through Chengdu BOAN Investment Management Co., Ltd (“BOAN”), our wholly-owned subsidiary in China, and through our contractual arrangements with several of our consolidated affiliated entities in China, including Sichuan SHESAYS Cosmetology Hospital Co., Ltd. (“SHESAYS”) and its subsidiaries.

SHESAYS was established in May 2005. Over the past five years, it has become one of the fastest growing cosmetology businesses in Sichuan. The headquarter hospital of SHESAYS has 297 employees, occupying premises of approximately 36,324 square feet and receiving more than 20,000 customers each year over the past two years.

SHESAYS specializes in cosmetology treatments, integrating medical treatment and education. At present, we have such core clinical departments as cosmetic surgery, cosmetic dermatology, cosmetic dentistry, cosmetic Traditional Chinese Medicine (“TCM”). Services include cosmetic plastic surgery, skin care, cosmetic dentistry and cosmetic TCM.

Headquartered in Chengdu, Sichuan province, P.R. China, SHESAYS aims to expand its business outside of Chengdu. In 2010, SHESAYS established three new outpatient clinics in the cities of Yibin, Leshan and Zigong, Sichuan province, and is constructing the second flagship store, a comprehensive cosmetology hospital in Chengdu.

For the fiscal year ended December 31, 2009, we generated revenues of $8,834,673 and achieved a net income of $1,766,442, which represents a growth of 98% and 27,517% compared to the previous fiscal year respectively. This increase is attributed to our increased sale to the existing and new customers in 2009. Our sales network has been expanded quickly and our customer base continues to increase. For the nine months ended September 30, 2010, we had revenues of $9,210,165 as compared to revenues of $6,794,850 during the nine months ended September 30, 2009, an increase of $2,415,315, or 36%. We had net income in the amount of $1,871,233 for the nine months ended September 30, 2010, as compared with $2,249,749 for the nine months ended September 30, 2009.

Our shares are quoted on the OTC Bulletin Board of the NASD under the symbol of CSAY.OB. Our principal executive offices are located at Sichuan SHESAYS Cosmetology Hospital Co., Ltd, New No. 83, Xinnan Road, Wuhou District, Chengdu City, Sichuan Province, P.R. China 610041. The telephone number at our principal executive offices is 00-86-028-85482277. Our website address is http://www.xichan.cn. Information contained on our website is not deemed part of this prospectus.

Corporate History and Organizational Structure

We are a holding company operating through our wholly-owned subsidiary, BOAN, located in Chengdu, Sichuan Province, PR China.

We were incorporated on January 18, 2002 in Nevada under the original name “Klean Kast Solutions, Inc”. On April 22, 2007, we filed amended and restated articles and changed our name to “SN Strategies Corp.” Prior to the consummation of the business combination described below, we were a shell company with nominal operations and nominal assets.

On June 7, 2010, we acquired all of the issued and outstanding common stock of Perfect Support Limited, which we refer to as Perfect Support (the “June 2010 Business Combination”). Perfect Support was incorporated in the British Virgin Islands on January 15, 2010 and is the owner of all of the issued and outstanding registered capital of BOAN. BOAN was organized under the laws of the PRC as a wholly-owned foreign enterprise on April 27, 2010. On April 27, 2010, BOAN entered into a series of contractual agreements with SHESAYS and the stockholders of SHESAYS in which BOAN provides management and consulting services to SHESAYS and its subsidiaries in exchange for service fees. SHESAYS and its subsidiaries agreed to pay 100% of its residual return to BOAN. Based on these contractual arrangements, Perfect Support, through BOAN, becomes the primary beneficiary of SHESAYS and its subsidiaries.

In connection with the June 2010 Business Combination, our name was changed to “China SHESAYS Medical Cosmetology Inc.” to better align our name with our cosmetology business.

The Offering

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of 648,000 shares of our common stock, par value $0.001 per share, of which 600,000 shares were issued to certain of the selling stockholders in connection with an offshore private placement under Regulation S completed on November 12, 2010 (the “Private Placement”), and 48,000 shares of common stock are issuable upon exercise of warrants that were issued to Chief Capital Limited as Chief Capital Limited’s compensation for services in connection with the Private Placement. No shares are being offered for sale by our Company.

Common stock outstanding prior to offering	18,600,012(1)

Common stock offered by the selling stockholders	648,000 (2)

Common stock to be outstanding after the offering	18,648,012(3)

Use of Proceeds

We will not receive any proceeds from the sale of common stock offered by the selling stockholders under this prospectus. If any warrants are exercised (excluding warrants exercised on a cashless basis), we will receive the exercise price of the warrants, which will be used for working capital and general corporate purposes.

OTC Bulletin Board Symbol	“CSAY.OB”

Risk Factors

The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

(1) As of February 8, 2011.

(2) This prospectus relates to the resale by the selling of 648,000 shares of our common stock, par value $0.001 per share, of which 600,000 shares were issued to certain of the selling stockholders in connection with the Private Placement, and 48,000 shares of common stock are issuable upon exercise of warrants that were issued to Chief Capital Limited as Chief Capital Limited’s compensation for services in connection with the offshore Private Placement.

(3) Assumes the full exercise of the warrants, on a cash basis, held by Chief Capital Limited to acquire 48,000 shares of common stock.

Background

On November 5, 2010, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors relating to the issuance and sale of 600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $2.00 per share, in a private placement transaction. The aggregate purchase price for the Shares was $1,200,000. The sale of the Shares to the investors closed on November 12, 2010. The aggregate gross proceeds received by our company were $1,200,000. Net proceeds received from the Private Placement may be used for working capital and other general corporate purposes.

Under the Securities Purchase Agreement, we have made certain customary representations, warranties and covenants. Additionally, we have granted registration rights to the investors whereby we have agreed to file, within 60 days of the closing (the “Required Filing Date”), a registration statement with the Securities and Exchange Commission (the “Commission”) to register the Shares for resale, and to used our best efforts to cause such registration statement to become effective. If a registration statement is not filed before the Required Filing Date, then we must pay liquidated damages to the investors in an amount equal to 1.0% of the amount subscribed for by the investors per month until such registration statement is filed with the Commission.

In addition, for a period of three years after the closing, if we issues any shares of Common Stock for less than $2.00 per share or for no consideration (the “Additional Shares”), then the per share price under the Securities Purchase Agreement shall be reduced to the lowest price per share at which such Additional Shares are issued, granted or sold.

Under the Securities Purchase Agreement, if our after-tax net income for the fiscal year ending December 31, 2011 is less than our after-tax net income for the fiscal year ending December 31, 2010, or if any Chinese governmental agency challenges or otherwise takes any action that adversely affects our listing of securities and we are unable to address such adverse effect to the reasonable satisfaction of the investors, then we must pay to each investor, as liquidated damages, an amount equal to that investor’s purchase price plus compound interest at a rate of 8%.

Techno Meg Limited, an affiliate of the Company (the “Make Good Pledgor”), also has agreed to transfer to the investors, on a pro rata basis, 600,000 shares of the Company’s Common Stock owned by the Make Good Pledgor in the event the Company’s consolidated financial statements reflect less than $6,400,000 of after-tax net income for the fiscal year ended December 31, 2011.

Pursuant to a Financial Advisory Services Agreement entered into between SHESAYS, and Chief Capital Limited, a Hong Kong licensed corporate finance advisor, on November 12, 2010, the Company issued to Chief Capital Limited a warrant to purchase 48,000 shares of Common Stock as part of Chief Capital Limited’s compensation for services in connection with the Private Placement. The warrants are exercisable for a period of two years from June 7, 2010 at a price of $2 per share.

The common stock and the warrant issued in the Private Placement are being offered and sold to investors without registration under the Securities Act or any state securities laws. The Company is relying upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) of the Securities Act and Regulation S promulgated thereunder (“Regulation S”).

Plan of Distribution

This offering is not being underwritten. The selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. The selling stockholders themselves directly, or through their agents, or through their brokers or dealers, may sell their shares from time to time, in (i) privately negotiated transactions, (ii) in one or more transactions, including block transactions in accordance with the applicable rules of the OTC Bulletin Board or (iii) otherwise in accordance with the section of this prospectus entitled “Plan of Distribution.” To the extent required, the specific shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, broker or dealer and any applicable commission or discounts with respect to a particular offer will be described in an accompanying prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution,” beginning on page 21.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below as well as the other information in this prospectus and in any accompanying prospectus supplement. The risks we have described are not the only ones facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock. You should not invest in our securities unless you can afford to lose all of your investment.

Risks Relating to Our Business and Industry

Product liability claims or treatment malpractice claims could harm our business, financial condition and results of operations.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse effects or our treatments or procedures are claimed to be malpractice. While we take what we believe are appropriate precautions, we may not be able to avoid significant product liability exposure. We currently do not have product liability insurance or malpractice insurance. Although we have yet to face a product liability claim or a treatment malpractice claim, the assertion of this type of claim could have a material adverse affect on our business, financial condition and results of operations.

We have a limited operating history, which may make it difficult for you to evaluate our business and prospects.

We began our current business operations in May 2005. Accordingly, we have a limited operating history for our current operations upon which you can evaluate the viability and sustainability of our business and its acceptance by consumers. It is also difficult to evaluate the viability of our business model because we do not have sufficient experience to address the risks frequently encountered by every level of branches newly established and when entering new regional markets. These circumstances may make it difficult for you to evaluate our business and prospects.

Our senior management and employees have worked together for a short period of time, which may make it difficult for you to evaluate their effectiveness and ability to address challenges.

Due to our limited operating history and recent additions to our management team, certain of our senior management and employees have worked together at our company for only a relatively short period of time. As a result, it may be difficult for you to evaluate the effectiveness of our senior management and other key employees and their ability to address future challenges to our business.

Our medical care personnel may have errors in plastic surgery operation, which would cause clinic incidents and adversely affect our ability to generate revenue from our cosmetology services, and our financial condition and results of operations.

Medical care personnel may have errors in plastic surgery operation, and clinical test products may be risky. If a serious medical negligence/malpractice happened, our brand image would be severely impaired, which would affect our ability to generate revenue from our cosmetology services, and our financial condition and results of operations.

There may be more advanced appliances and equipment or diagnosis and treatment methods which may constitute challenge against SHESAYS.

We need to upgrade our techniques and equipment continuously to keep our technique advantage. In respect of external environment, there may be more advanced appliances and equipment or diagnosis and treatment methods which may constitute challenge against SHESAYS. In response to such challenge, we will continue to strengthen employee training to enhance professional abilities and also continue to raise our research level, operative skills and update equipment to maintain our leading status in cosmetology techniques in the region.

Our revenue is particularly sensitive to changes in economic conditions and cosmetology trends.

Demand for our cosmetology services, and the resulting cosmetology spending by our clients, is particularly sensitive to changes in general economic conditions and their disposable income. During periods of economic downturn, people may reduce the money they spend on cosmetology, which would materially and adversely affect our ability to generate revenue from our cosmetology services, and our financial condition and results of operations.

A substantial majority of our revenues are currently concentrated in Chengdu. If the city experiences an event negatively affecting its cosmetology industry, our ability to generate adequate cash flow would be materially and adversely affected.

Though we will expand our business across Sichuan Province, substantial majority of our revenues are currently concentrated in Chengdu. We expect Chengdu to continue to be the important sources of our revenues. If the city experiences an event negatively affecting its cosmetology industry, such as a serious clinical incident, negative changes in government policy, a natural disaster, our ability to generate adequate cash flow would be materially and adversely affected.

We may not be able to successfully expand our business network into new regions which could harm or reverse our growth potential and our ability to increase our revenues, or even result in a decrease in revenues.

We are pursuing a strategy to expand our service network into new regions. Based on the Chengdu headquarters, we aim to expand our business into other cities of Sichuan province and nation wide. As of date, we have established a comprehensive cosmetology hospital, three new outpatient clinics in Yibin city, Leshan city and Zigong city, and are planning to set up the second flagship hospital in Chengdu.

In the new cities, we may compete with local competitors and encounter new difficulties, which could harm or reverse our growth potential and our ability to increase our revenues, or even result in a decrease in revenues.

We face intensive competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

We compete with some of the largest cosmetology hospitals such as Huamei Zixin Medical Cosmetology Hospital, Chengdu Dahua Medical Plastic Hospital in southwest China. We compete for plastic surgery clients primarily on the basis of network size and coverage, location, price, technique level, the range and the quality of services that we offer and our brand name. We also compete for such business as esthetic dentistry, gynecology / male plastic surgery with private dental clinics and cosmetology departments in regular public hospitals. Increased competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources and may be able to mimic and adopt our business model. We cannot assure you that we will be able to successfully compete against new or existing competitors.

We depend on the leadership and services of Mr. Yixiang Zhang, who is our founder, chairman, and our largest shareholder, and our business and growth prospects may be severely disrupted if we lose his services.

Our future success is dependent upon the continued service of Mr. Yixiang Zhang, our founder and chairman and largest shareholder (pursuant to an agreement Mr. Zhang signed with a major shareholder of the Company on April 27, 2010, Mr. Zhang is able to purchase 8,970,012 shares of the common stock of our company for a nominal price within 5 years from the execution date of such agreement and become the largest shareholder of the Company). We rely on his industry expertise and experience in our business operations, and in particular, his business vision, management skills, and working relationships with our employees, our other major shareholders and many of our customers. If he was unable or unwilling to continue in his present position, or if he joins a competitor or forms a competing company in violation of his employment agreement and non-compete agreement, we may not be able to replace him easily or at all. As a result, our business and growth prospects may be severely disrupted if we lose his services.

Our expansion plan would be restricted by the need of updating our management systems and shortage of human resources.

With the expansion of our business, our management systems and shortage of human resources may become factors restricting our company’s development. We expand our business with a rapid speed, and our current management systems may not be timely updated and there might not be enough talents to be recruited. We will continue to establish and improve our management systems such as counter-crisis plans and organization & position design systems. We will also continue to enhance our medical care personnel’s training and continue our efforts in recruiting high-quality employees.

If we do not continue to expand and maintain an effective sales and marketing team, it will cause short-term disruptions of our operations, restrict our sales efforts and negatively affect our cosmetology service revenue.

Many of our sales and marketing personnel have only worked for us for a short period of time. We depend on our marketing staff to explain and introduce our service offerings to our existing and potential customers. We will need to further increase the size of our sales and marketing staff as our business continues to grow. We may not be able to hire, retain, integrate or continue to motivate our current or new marketing personnel which would cause short-term disruptions of our operations, restrict our sales efforts and negatively affect our cosmetology service revenue.

We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

To further expand our business into other cities, we have recently opened three new outpatient clinics in Leshan, Yibin and Zigong cities in Sichuan province. The 9,263 square feet clinic in Leshan, the 8,851 square feet clinic in Yibin and the 13,912 square feet clinic in Zigong primarily provide a range of customized services including medical cosmetology, cosmetic surgery, cosmetic dentistry, and cosmetic dermatology. In the future, we plan to set up more new hospitals and outpatient clinics nation wide. As a result, we may require additional cash resources. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of convertible debt securities or additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

  investors’ perception of, and demand for, securities of alternative cosmetology hospital;

  conditions of the U.S. and other capital markets in which we may seek to raise funds;

  our future results of operations, financial condition and cash flows;

  PRC governmental regulation of foreign investment in cosmetology hospitals in China;

  economic, political and other conditions in China; and

  PRC governmental policies relating to foreign currency borrowings.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our stock may be adversely impacted.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to maintain an effective system of internal controls in the future, we may be unable to accurately report our financial results or prevent fraud and investor confidence and the market price of our stock may be adversely impacted.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Regulation of Our Business and to Our Structure

If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the medical industry, we could be subject to severe penalties.

Substantially all of our operations are or will be conducted through our indirectly wholly-owned operating subsidiaries in China, which we collectively refer to as our PRC operating subsidiaries, and through our contractual arrangements with our consolidated affiliated entities in China. PRC regulations require any foreign entities that invest directly in the medical services industry to have direct operations in the medical industry outside of China. In addition, foreign entity is not allowed in China to set up wholly-owned medical institute although the foreign entity is permitted to set up a joint venture medical institute with Chinese entities. Foreign investors are permitted to hold shares of the joint venture medical institute at maximum of 70%.

We do not currently directly operate medical services outside of China and cannot qualify under PRC regulations before we commence any such operations outside of China or until we acquire a company that has directly operated a medical services business outside of China. Accordingly, since we have not been involved in the direct operation of medical services business outside of China, our domestic PRC subsidiary, BOAN, which is considered foreign-invested, is currently ineligible to apply for the required medical services licenses in China. While our indirect PRC operating subsidiaries are eligible for the required licenses for providing medical services in China and some of our indirect PRC operating subsidiaries have obtained such licenses, we have been using and are expected to continue to use PRC operating affiliates and their subsidiaries to operate a significant portion of our medical business for the foreseeable future. We have entered into contractual arrangements with PRC operating affiliates and their respective subsidiaries, pursuant to which we, through our PRC operating subsidiaries or non-PRC subsidiaries, provide technical support and consulting services to our PRC operating affiliates and their subsidiaries. In addition, we have entered into agreements with our PRC operating affiliates and each of their shareholders which provide us with the substantial ability to control these affiliates and their existing and future subsidiaries.

If we, our existing or future PRC operating subsidiaries and affiliates are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the State Administration for Industry and Commerce, or SAIC, which regulates cosmetology hospitals, would have broad discretion in dealing with such violations, including:

  revoking the business and operating licenses of our PRC subsidiaries and affiliates;

  discontinuing or restricting our PRC subsidiaries’ and affiliates’ operations;

  imposing conditions or requirements with which we or our PRC subsidiaries and affiliates may not be able to comply;

  requiring us or our PRC subsidiaries and affiliates to restructure the relevant ownership structure or operations; or

  restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business.

We rely on contractual arrangements with SHESAYS and its subsidiaries and shareholders for a substantial portion of our China operations, which may not be as effective in providing operational control as direct ownership.

We rely on contractual arrangements with SHESAYS and its subsidiaries and shareholders to operate our medical business. For a description of these contractual arrangements, see “PRC Structure.” These contractual arrangements may not be as effective in providing us with control over SHESAYS as direct ownership. If we had direct ownership of SHESAYS, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of SHESAYS which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, as a legal matter, if SHESAYS or any of its subsidiaries and shareholders fails to perform its or his respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you to be effective.

Many of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities, and our ability to conduct our business may be negatively affected.

Contractual arrangements we have entered into among our subsidiaries and affiliated entities may be subject to scrutiny by the PRC tax authorities and a finding that we owe additional taxes or are ineligible for our tax exemption, or both, could substantially increase our taxes owed, and reduce our net income and the value of your investment.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow our tax savings, adjust the profits and losses of our respective PRC entities and assess late payment interest and penalties.

As a result of this risk, you should evaluate our results of operations and financial condition without regard to these tax savings.

Our business operations may be affected by legislative or regulatory changes.

The regulatory department of the government may issue new rules and regulations which may raise higher requirements for operation, qualifications of employees and hardware levels. Changes in laws and regulations or the enactment of new laws and regulations governing plastic surgery, our business licenses or otherwise affecting our business in China may materially and adversely affect our business prospects and results of operations. Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in China and our liquidity and access to capital and our ability to operate our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth over the past, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, under current PRC regulations, PRC regulations require any foreign entities that invest directly in the medical services industry to have direct operations in the medical industry outside of China. In addition, foreign entity is not allowed in China to set up wholly-owned medical institute although the foreign entity is permitted to set up a joint venture medical institute with Chinese entities. Foreign investors are permitted to hold shares of the joint venture medical institute at maximum of 70%. Moreover, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency- denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 30 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary, BOAN, is a wholly foreign-owned enterprise which is an enterprise incorporated in China and wholly-owned by foreign investors. BOAN is subject to laws and regulations applicable to foreign investment in China in general and laws and regulations applicable to wholly foreign-owned enterprises in particular. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. For example, these uncertainties may impede our ability to enforce the contracts we have entered into with SHESAYS and its subsidiaries. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the medical industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with SHESAYS and its subsidiaries, and other foreign investors.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

The PRC National Development and Reform Commission, or NDRC, and SAFE recently promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file with the local branch of SAFE, with respect to that offshore company, any material change involving capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long term equity or debt investment or creation of any security interest over the assets located in China. If any PRC shareholder fails to make the required SAFE registration, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We cannot assure you that all of our shareholders who are PRC residents will comply with our request to make or obtain any registrations or approvals required under these regulations or other related legislation. Furthermore, as the regulations are relatively new, the PRC government has yet to publish implementing rules, and much uncertainty remains concerning the reconciliation of the new regulations with other approval requirements. It is unclear how these regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. The failure or inability of our PRC resident shareholders to comply with these regulations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, limit our ability to inject additional capital into our PRC subsidiaries and the ability of our PRC subsidiaries to make distributions or pay dividends, or materially and adversely affect our ownership structure. If any of the foregoing events occur, our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

The PRC tax authorities may require us to pay additional taxes in connection with our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China.

Our operations and transactions are subject to review by the PRC tax authorities pursuant to relevant PRC laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of some of our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China, we cannot assure you that the PRC tax authorities will not require us to pay additional taxes in relation to such acquisitions. In the event that the sellers failed to pay any taxes required under PRC law in connection with these transactions, the PRC tax authorities might require us to pay taxes, together with late-payment interest and penalties.

If any of our PRC affiliates becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy those assets, which could reduce the size of our cosmetology service network and materially and adversely affect our business, ability to generate revenue and the market price of our stock.

To comply with PRC laws and regulations relating to foreign ownership restrictions in the medical business, we currently conduct our operations in China through contractual arrangements with SHESAYS, its shareholders and subsidiaries. As part of these arrangements, SHESAYS and its subsidiaries hold certain of the assets that are important to the operation of our business. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of SHESAYS and its subsidiaries undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, our ability to generate revenue and the market price of our stock.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Substantially all of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account”, which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account”, which includes foreign direct investment and loans. Currently, BOAN may purchase foreign exchange for settlement of “current account transactions”, including payment of dividends to us, without the approval of the State Administration of Foreign Exchange. However, we cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities. This could affect BOAN’s ability to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

Fluctuations in exchange rates could result in foreign currency exchange losses.

Because our earnings and cash and cash equivalent assets are denominated in Renminbi fluctuations in exchange rates between the U.S. dollars and Renminbi will affect the relative purchasing power of our revenue and our balance sheet and earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Since July 2005 the Renminbi is no longer pegged solely to the U.S. dollar. Instead, it is reported to be pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 0.3% each day. This change in policy has resulted in the gradual increase in the value of the Renminbi against the U.S. dollar over time. Between July 2005, when China began its Renminbi exchange rate reform, and the end of 2009, the value of the Renminbi has appreciated by 21.21 percent against the U.S. dollar and up by 2.21 percent against the Euro. The Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Renminbi against the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we might issue in the future which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. We do not intend to enter into any hedging transactions. Even if we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Because our funds are held in banks in uninsured PRC bank accounts, the failure of any bank in which we deposit our funds could affect our ability to continue our business.

Funds on deposit at banks and other financial institutions in the PRC are often uninsured. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the U.S. foreign corrupt practices act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents may violate applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and China’s anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

Risks Relating to Regulation of Our Common Stock

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Mr. Yixiang Zhang is our chief executive officer and currently, the sole member on the Board of Directors. Pursuant to an agreement Mr. Zhang signed with a major shareholder of the Company on April 27, 2010, Mr. Zhang is able to purchase 8,970,012 shares of the common stock of our company for a nominal price within 5 years from the execution date of such agreement and become the largest shareholder of the Company. See “Certain Relationships and Related Transactions.” Accordingly, Mr. Zhang and other executive officers who hold the Company’s common stock are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There is currently a very limited trading market for our common stock.

The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. Securities traded on the OTC Bulletin Board typically have low trading volumes. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for our shareholders to sell our common stock.

We do not intend to pay cash dividends in the foreseeable future.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries based in the PRC. Our operating subsidiaries, from time to time, may be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. See “Risks relating to Regulation of Our Business and to Our Structure” above.

Our common stock is subject to the Penny Stock Regulations.

Our common stock is, and will continue to be subject to the SEC’s “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares of common stock will be issuable for future sale which will dilute the ownership percentage of our current holders of common stock. The availability for public resale of those shares may depress our stock price.

Also as a result, there will be a significant number of new shares of common stock on the market in addition to the current public float. Sales of substantial amounts of common stock, or the perception that such sales could occur, and the existence of warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Enforcement against us or our directors and officers may be difficult.

Because our principal assets are located outside of the U.S. and a majority of our directors and officers, both present and future, reside outside of the U.S., it may be difficult for you to enforce your rights based on U.S. federal securities laws against us and our officers and directors or to enforce a U.S. court judgment against us or them in the PRC.

In addition, our operating company is located in the PRC and substantially all of its assets are located outside of the U.S. It may therefore be difficult for investors in the U.S. to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the U.S. Federal securities laws or otherwise.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 648,000 shares of our common stock, of which 600,000 shares were issued to certain of the selling stockholders in connection with the Private Placement and 48,000 shares of common stock are issuable upon exercise of warrants that were issued to Chief Capital Limited as part of Chief Capital Limited’s compensation for services in connection with the Private Placement. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and the Regulation S promulgated thereunder. We are registering the shares to permit the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date of this prospectus there are 18,600,012 shares of our common stock issued and outstanding.

The following table sets forth, as of November 29, 2010, the name of each selling stockholder, the number and percentage of shares of our common stock beneficially owned by each selling stockholder prior to the offering for resale of the shares under this prospectus, the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus, and the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder.

Pursuant to a Financial Advisory Services Agreement entered into between SHESAYS, and Chief Capital Limited, the Company issued to Chief Capital Limited a warrant to purchase 48,000 shares of our common stock as Chief Capital Limited’s compensation for services in connection with the Private Placement.

None of the selling stockholders is a broker dealer.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Shares of common stock subject to warrants that are currently exercisable within 2 years after June 7, 2010 are deemed to be beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other shareholder.

	Shares Beneficially				Shares Beneficially
	Owned Prior to the			Number of	Owned After the
	Offering (1)			Shares	Offering
Name				Being
	Number		Percent	Offered(2)	Number(3)	Percent
Ling Fung Au Yeung	6,000		*	6,000	0	0%
Shouying Bing	6,500		*	6,500	0	0%
Xingliang Cao	4,000		*	4,000	0	0%
Hoi Ki Katy Chan	400		*	400	0	0%
Ka Man Chan	200		*	200	0	0%
Ka Wa Chan	2,000		*	2,000	0	0%
Stanley Kam Wai Chan	1,000		*	1,000	0	0%
Tsan Yu Chan	1,800		*	1,800	0	0%
Uen Kwan Chan	400		*	400	0	0%
Hongqin Chen	100		*	100	0	0%
Yanhui Chen	10,000		*	10,000	0	0%
Zuoqiu Chen	2,000		*	2,000	0	0%
Chief Capital Limited	48,000	(4)	*	48,000	0	0%
Chi Kuen Choi	10,000		*	10,000	0	0%
Chi Ho Chong	3,000		*	3,000	0	0%
Shun Chong	223,600		1.2%	223,600	0	0%
Weng Nin Chu and Yuen Han Liu	2,000		*	2,000	0	0%
Gangling Gong	5,000		*	5,000	0	0%
Yunfei He	15,000		*	15,000	0	0%
Yi Hu	38,000		*	38,000	0	0%
Yunjian Hu	3,500		*	3,500	0	0%
Big Fong Hung	5,000		*	5,000	0	0%
Liqiang Jia	3,700		*	3,700	0	0%
Hiumei Keung	18,000		*	18,000	0	0%
Kei Kwan	400		*	400	0	0%

	Shares Beneficially			Shares Beneficially
	Owned Prior to the		Number of	Owned After the
	Offering (1)		Shares	Offering
Name			Being
	Number	Percent	Offered(2)	Number(3)	Percent
Lim Pong Kwan	200	*	200	0	0%
Kin Pan Lam	1,000	*	1,000	0	0%
Ka Man Lau	20,000	*	20,000	0	0%
Dayin Li	2,000	*	2,000	0	0%
Hua Li	30,000	*	30,000	0	0%
Qiongya Li	100	*	100	0	0%
Lixin Liu	5,000	*	5,000	0	0%
Cheng Chang Lu	13,000	*	13,000	0	0%
Zhaoxian Luo	3,500	*	3,500	0	0%
Po Yee Ng	400	*	400	0	0%
Jing Ning	2,000	*	2,000	0	0%
Wei Ning	5,000	*	5,000	0	0%
Tsit Pang	16,000	*	16,000	0	0%
Yanmei Peng	100	*	100	0	0%
Chen Qian	15,000	*	15,000	0	0%
Wing Kit Shek	2,000	*	2,000	0	0%
Chungui Su	100	*	100	0	0%
Qian Su	25,000	*	25,000	0	0%
Pulin Sun	10,000	*	10,000	0	0%
Lixian Tan	2,000	*	2,000	0	0%
Yuanyuan Tan	5,000	*	5,000	0	0%
Rong Tang	100	*	100	0	0%
Feng Tao	10,000	*	10,000	0	0%
Hong Tian	4,000	*	4,000	0	0%
Tong Tong	100	*	100	0	0%
Siu Yuen Tse	600	*	600	0	0%
Jia Qing Tu	5,000	*	5,000	0	0%
Linzhang Wang	200	*	200	0	0%
Ho Yin Wong	2,000	*	2,000	0	0%
Siu Man Mannie Wong	2,000	*	2,000	0	0%
Cheuk Wa Wu	400	*	400	0	0%
Dan Yang	1,000	*	1,000	0	0%
Chongyuan Yin	100	*	100	0	0%
Kelai Yin	5,800	*	5,800	0	0%
Lei Yu	5,000	*	5,000	0	0%
Xiaofa Zeng	3,000	*	3,000	0	0%
Li Zhang	15,000	*	15,000	0	0%
Quanan Zhang	5,000	*	5,000	0	0%
Songtao Zhang	20,000	*	20,000	0	0%
Zhe Zhang	1,500	*	1,500	0	0%
Zunxia Zhang	100	*	100	0	0%
Laibin Zhou	100	*	100	0	0%

* Represents less than one percent (1%)

(1) Unless otherwise noted, the selling stockholder became one of our shareholders pursuant to the Private Placement.

(2) This number represents all of the securities the selling stockholders received in the Private Placement, which we agreed to register in this Registration Statement.

(3) Since we do not have the ability to control how many, if any, of their shares each of the selling stockholders listed above will sell, we have assumed that the selling stockholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(4) Consists of 48,000 shares of our common stock underlying warrants which may be exercised through June 7, 2012 at an exercise price of $2.00 per share. Such warrants were issued to Chief Capital Limited as Chief Capital Limited’s compensation for services in connection with the Private Placement. The address for Chief Capital Limited is 14/F Man Yee Building, 68 Des Voeux Rd, Central, Hong Kong.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  to cover short sales made after the date that this registration statement is declared effective by the SEC;

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

  any other method permitted pursuant to applicable law; and

  a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon a selling stockholder’s notification to us that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, assignees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed any necessary supplements to this prospectus under Rule 424(b), or other applicable provisions of the Securities Act, supplementing or amending the list of selling stockholders to include such donee, assignee, transferee, pledgee, or other successor-in-interest as a selling stockholder under this prospectus.

In the event that the selling stockholders are deemed to be “underwriters,” any broker-dealers or agents that are involved in selling the shares will be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement for his/her own account for investment and not for the benefit of any other person and not with a view to distribute or sell in violation of the Securities Act or any state securities laws or rules and regulations promulgated thereunder.

If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock under this prospectus. We will, however, receive approximately $96,000 from certain selling stockholders if they exercise their warrants in full, on a cash basis, which we will use for working capital and general corporate purposes. The warrant holders may exercise their warrants at any time until their expiration, as further described under “Description of Securities.” Because the warrant holders may exercise the warrants in their own discretion, if at all, as well as on a cashless exercise basis in their own discretion, we cannot plan on specific uses of the proceeds beyond application of proceeds to general corporate purposes. We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock being offered hereby by the selling stockholders.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED MATTERS

Trading Information

Our common stock is currently quoted on the OTC Bulletin Board maintained by the NASD under the symbol CSAY.OB. The transfer agent for our common stock is Island Stock Transfer at 100 Second Avenue, South Suite 705S, St. Petersburg, FL 33701.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low

2010
Fourth Quarter ended December 31, 2010	$2.50	$0

Our common stock is thinly traded and any reported sale prices may not be a true market-based valuation of our common stock.  Prior to the fourth quarter ended December 31, 2010, there was no trading activity of our common stock quoted on the OTC Bulletin Board.

Pursuant to a Financial Advisory Agreement, we agreed to issue warrants to purchase 48,000 shares of our common stock to Chief Capital Limited in the Private Placement. The warrants are exercisable for a period of 2 years from the date of reverse merger on June 7,2010, with issuance price of $2 per share (subject to certain adjustments including a full ratchet anti-dilution adjustment in the case of certain issuances of shares of common stock at a price below the current exercise price), with cashless exercise rights.

As of February 8, 2011, there were approximately 259 owners of record of our common stock.

Trades in our common stock may be subject to Rule 15g-9 under the Exchange Act, which imposes requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

Our shares are subject to rules applicable to “penny stock” which pertain to any equity security with a market price less than $5.00 per share or an exercise price of less than $5.00 per share. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in our shares.

Dividend Policy

We have not paid or declared any cash dividends on our common stock within the past three years and do not foresee doing so in the foreseeable future. We intend to retain any future earnings for the operation and expansion of our business. Any decision as to future payment of dividends will depend on the available earnings, the capital requirements of our Company, our general financial condition and other factors deemed pertinent by our Board of Directors.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans. Our Board of Directors may adopt one or more equity compensation plan in the future.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not repurchase any of our equity securities that were registered under Section 12 of the Exchange Act during the fiscal year ended December 31, 2009.

BUSINESS

Overview

We are one of the fastest growing cosmetology businesses in Sichuan. Substantially all of our operations are conducted in China through Chengdu BOAN Investment Management Co., Ltd (“BOAN”), our wholly-owned subsidiary in China, and through our contractual arrangements with several of our consolidated affiliated entities in China, including Sichuan SHESAYS Cosmetology Hospital Co., Ltd. (“SHESAYS”) and its subsidiaries.

SHESAYS was established in May 2005. Over the past five years, it has become one of the fastest growing cosmetology businesses in Sichuan. The headquarter hospital of SHESAYS has 297 employees, occupying premises of approximately 36,324 square feet and receiving more than 20,000 customers over the past two years.

SHESAYS specializes in cosmetology treatments, integrating medical treatment and education. At present, we have such core clinical departments as cosmetic surgery, cosmetic dermatology, cosmetic dentistry, cosmetic Traditional Chinese Medicine (“TCM”). Services include cosmetic plastic surgery, skin care, cosmetic dentistry and cosmetic TCM.

Headquartered in Chengdu, Sichuan province, P.R. China, SHESAYS aims to expand its business outside of Chengdu. In 2010, SHESAYS established three new outpatient clinics in Yibin, Leshan and Zigong City, Sichuan province, and is constructing the second flagship store, a comprehensive cosmetology hospital in Chengdu, Sichuan province.

For the fiscal year ended December 31, 2009, we generated revenues of $8,834,673 and achieved a net income of $1,766,442, which represents a growth of 98% and 27,517% compared to the previous fiscal year respectively. This increase is attributed to our increased sale to the existing and new customers in 2009. Our sales network has been expanded quickly and our client base continues to increase. For the nine months ended September 30, 2010, we had revenues of $9,210,165 as compared to revenues of $6,794,850 for the nine months ended September 30, 2009, an increase of $2,415,315, or 36%. We had net income in the amount of $1,871,233 for the nine months ended September 30, 2010, as compared with $2,249,749 for the nine months ended September 30, 2009.

Factors Affecting Our Results of Operations

The increase in our operating results in the last two years is attributable to a number of factors, including the substantial increase of domestic cosmetology demand and successful brand promotion. We expect our business to continue to be driven by the following factors:

Increasing domestic spending in Cosmetology

The demand for our cosmetology service is directly related to consumer’s cosmetology spending, which is largely determined by the economic conditions and disposable income of consumers. According to the statistics released by National Bureau of Statistics of China, China’s economy has experienced a rapid growth in the last thirty years. The annual growth rate has been in the range of 9% to 13% in the last five years. China’s GDP per capita has been over $3,000 since 2007, which marks a new starting point in terms of consumption. With economic growth of a country with 1.3 billion people, China’s increased consumption has upgraded many traditional consumption industries and accelerated development of many new industries, such as medical cosmetic industry. The national medical cosmetic market reached approximately $439 million last year but compared with $60 billion in the United States, there is still a huge gap. We believe that the domestic spending in cosmetology will continue to increase at a fast rate within the next five years as consumer’s disposable income continues to grow.

Successful Promotion of Our Brand Name

Mr. Yixiang Zhang, our CEO, owned a trademark registered at the State Administration for Industry and Commerce of China, namely,“西婵” (translated as “SHESAYS” in English). Mr. Zhang has entered into an agreement with SHESAYS to allow SHESAYS to use the trademark without charge. “SHESAYS” will appear as our core brand. In addition, SHESAYS registered a trademark at the State Administration for Industry and Commerce of China, namely, “钧阁” (translated as “Junge” in English). Junge will appear in our clinics and skincare centers.

The logo “SHESAYS” combined the names of two of the four great beauties in ancient China, Xi Shi and Diao Chan, and embodies grace and joy, stimulating the people to pursue beauty. The logo conceives rich visual impact and imagination, which contains profound cultural connotations and is easy to promote.

Corporate History

We are a Nevada corporation incorporated on January 18, 2002, under the name Klean Kast Solutions, Inc. In April 2007, we filed amended and restated articles and changed our name to SN Strategies Corp. On July 6, 2010, we changed our name from SN Strategies Corp. to China SHESAYS Medical Cosmetology Inc in connection with the June 2010 Business Combination. References herein to “we, “us” “our” or the “Company” refer to China SHESAYS Medical Cosmetology Inc. and where applicable its direct and indirect wholly owned subsidiaries. Our shares are quoted on the OTC Bulletin Board of the NASD, under the symbol CSAY.OB, whereas before our name change, our shares were quoted under the symbol SNGI.OB.

On June 7, 2010, we acquired all of the outstanding common stock of Perfect Support through the merger with China SHESAYS Medical Cosmetology Inc., a Nevada corporation (the “Merger Sub”), wholly owned by the Company. Perfect Support is a holding company whose only asset is 100% of the registered capital of BOAN. Substantially all of Perfect Support's operations are conducted in China through BOAN, and through contractual arrangements with BOAN’s consolidated affiliated entity in China, SHESAYS. Immediately before our June 2010 Business Combination, we had no material assets and no material operations and therefore we were considered a “shell company” (as defined by Rule 12b-2 of the Exchange Act). As consideration for the acquisition of Perfect Support and SHESAYS, of the total 18,000,012 Company common stock issued and outstanding post the merger, 13,500,012 shares were issued to the stockholders of Perfect Support and their designees respectively as new issuance at merger, 4,230,000 shares were purchased by Techno Meg Limited, a majority stockholder of Perfect Support, and Leading Pioneer Limited, a minority stockholder of Perfect Support, from certain original stockholders of the Company subject to and in conjunction with and immediately after the closing of the merger, and 270,000 shares were held by the original stockholders of the Company.

PRC Structure

Substantially all of our operations are conducted in China through BOAN, our wholly-owned subsidiary in China, and through our contractual arrangements with several of our consolidated affiliated entities in China, including SHESAYS and its subsidiaries.

PRC regulations require any foreign entities that invest directly in the medical services industry to have direct operations in the medical industry outside of China. No foreign entity is allowed in China to set up a wholly-owned medical institute. However, a foreign entity is permitted to set up a joint venture medical institute with Chinese entities. Foreign investors are permitted to hold shares of the joint venture medical institute at maximum of 70%.

We do not currently directly operate medical services outside of China and cannot qualify under PRC regulations. Since we have not been involved in the direct operation of medical services business outside of China, our domestic PRC subsidiary, BOAN, which is considered foreign-invested, is currently ineligible to apply for the required medical services licenses in China. Our medical services business is currently provided through contractual arrangements with our consolidated affiliated entities in China, including SHESAYS and its subsidiaries. SHESAYS is owned by 5 PRC citizens. SHESAYS and several of its subsidiaries hold the requisite licenses to provide medical services in China.

SHESAYS and its subsidiaries directly operate our cosmetology hospitals. We expect to continue to depend on SHESAYS and its subsidiaries to operate our medical services until we qualify for direct ownership of a medical business in China under PRC laws and regulations and acquire SHESAYS and its subsidiaries as our direct, wholly-owned subsidiaries, as described below. BOAN has entered into contractual arrangements with SHESAYS and shareholders, pursuant to which, we are able to exert effective control over SHESAYS and its subsidiaries; a substantial portion of the economic benefits of SHESAYS and its subsidiaries will be transferred to us; and BOAN or its designee has an exclusive option to purchase all or part of the equity interests in SHESAYS, all or part of the equity interests in SHESAYS’s subsidiaries that are owned by SHESAYS or its nominee holders, or all or part of the assets of SHESAYS, in each case when and to the extent permitted by PRC law.

In connection with its entry into the World Trade Organization, China is required to relax restrictions on foreign investment in the medical industry in China. We do not currently know how or when we will be able to qualify under these regulations. Even if we do qualify in the future, it may be burdensome or not cost effective for us to meet the required criteria for direct ownership. If and when we qualify for direct ownership, we intend to explore the commercial feasibility of changing our current structure, including possibly direct ownership of SHESAYS and its subsidiaries, taking into consideration of relevant cost, market, competitive and other factors. In the event we take such steps, we cannot assure you that we will be able to identify or acquire a qualified foreign company for a possible future restructuring or any restructuring we may undertake to facilitate direct ownership will be successful.

Agreements that Transfer Economic Benefits to Us

Pursuant to our contractual arrangements with SHESAYS and its subsidiaries, BOAN provides management and consulting services to SHESAYS and its subsidiaries in exchange for service fees. The service fees shall equal to 100% of the residual return of SHESAYS and its subsidiaries which can be waived by BOAN from time to time in its sole discretion.

Agreements that Provide Effective Control over Sichuan SHESAYS and its future Subsidiaries

We have entered into the following agreements with SHESAYS and its subsidiaries that provide us with effective control over SHESAYS and its subsidiaries:

(i)     an exclusive service agreement, pursuant to which SHESAYS and its subsidiaries irrevocably entrust to BOAN the right of management and operation of SHESAYS and its subsidiaries and the responsibilities and authorities of their shareholders and directors of SHESAYS and its subsidiaries;

(ii)     a voting rights proxy agreement, pursuant to which the shareholder of SHESAYS and its subsidiaries have granted the personnel designated by BOAN the right to appoint directors and senior management of SHESAYS and its subsidiaries and to exercise all of their other voting rights as shareholders of SHESAYS and its subsidiaries, as the case may be, as provided under the articles of association of each such entity;

(iii)     a call option agreement, pursuant to which:

(a)     neither SHESAYS nor any of its subsidiaries may enter into any transaction that could materially affect its assets, liabilities, equity or operations without the prior written consent of BOAN;

(b)     neither SHESAYS nor any of its subsidiaries will distribute any dividends without the prior written consent of BOAN and

(c)     BOAN or its designee has an exclusive option to purchase all or part of the equity interests in SHESAYS, all or part of the equity interests in SHESAYS subsidiaries owned by SHESAYS or its nominee holders, or all or part of the assets of SHESAYS, in each case when and to the extent permitted by PRC law. In case of BOAN exercising the call option in its sole discretion upon the occurrence of the situation in which such call option exercise become feasible under the relevant laws in PRC, any additional consideration paid other than the $1.00 which may be required under the laws of China to effect such purchase to comply with such legal formalities shall be either cancelled or returned to SHESAYS immediately with no additional compensation to the owners; and

(d)     an equity pledge agreement pursuant to which each of shareholders of SHESAYS has pledged his or her equity interest in SHESAYS and its subsidiaries, as the case may be, to BOAN to secure their obligations under the relevant contractual control agreements, including but not limited to, the obligations of SHESAYS and its subsidiaries under the exclusive services agreement, the call option agreement, the voting rights proxy agreement described above, and each of them has agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their equity interest in SHESAYS or its subsidiaries without the prior written consent of BOAN.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

Pursuant to the opinion of our PRC legal counsel:

  the ownership structures of BOAN, SHESAYS and its subsidiaries, both currently and after giving effect to this merger, are in compliance with existing PRC laws and regulations;

  the contractual arrangements among BOAN, SHESAYS and its subsidiaries governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect; and

  the business operations of BOAN and SHESAYS and their respective subsidiaries, as described in this Form S-1, are in compliance with existing PRC laws and regulations in all material respects.

However, in spite of the above, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, there can be no assurance that the PRC regulatory authorities, in particular the SAIC which regulates medical institutes, will not in the future take a view that is contrary to the above opinion of our PRC legal counsel. If the PRC government finds that the agreements that establish the structure for operating our PRC medical business do not comply with PRC government restrictions on foreign investment in medical businesses, we could be subject to severe penalties. See “Risk Factors — If the PRC government finds that the agreements that establish the structure for operating our China business do not comply with PRC governmental restrictions on foreign investment in the medical industry, we could be subject to severe penalties”, “— Our business operations may be affected by legislative or regulatory changes” and “— The PRC legal system embodies uncertainties which could limit the legal protections available to you and us”.

Intellectual Property

Mr. Yixiang Zhang, our CEO, owned a trademark registered at the State Administration for Industry and Commerce of China, namely, “西蝉” (translated as “SHESAYS” in English). Mr. Zhang has entered into an agreement with SHESAYS to allow SHESAYS to use the trademark without charge. “SHESAYS” will appear as our core brand.

In addition, SHESAYS registered a trademark at the State Administration for Industry and Commerce of China, namely, “钧阁” (translated as “Junge” in English). Junge will appear in our clinics and skincare centers.

Marketing

We market our cosmetology services directly to the customers. Our marketing strategy consists of the following five sub-strategies: promotions, advertisements, internet marketing, three-level cosmetic service model and membership management system.

Promotions

Our promotions mainly include:

  General sales promotion: general discount for group buy, coupons and promotions;

  Promotion for specific treatments: group buy of specific treatments such as depilation, spot-removing and teeth-whitening procedures; Large-scale promotion activities during holiday seasons; Large-scale marketing activities.

Advertisements

Based on our marketing analysis, our advertisements target female customers from 20 to 35 years old and we advertise on different media. In terms of advertisements, we follow the following principles:

  Combination of traditional media and interaction media;

  Advertisement coverage on major media;

  Increasing exposure on high-end media to obtain new customers from higher segment markets.

Internet Marketing

Our internet marketing is also one of the important components in our brand strategy and plays a vital role in our brand development. With our official website (www.xichan.cn), we carry out “experience marketing” and “consultation marketing” on the internet.

  Internet experience marketing: it mainly promotes our services, medical experts, advanced equipments and hospital information by text, graphics, audio and video so that the potential customers on the internet can understand the scope of our services and our hospital.

  Internet interaction marketing: we apply comprehensive internet marketing strategies and professional internet marketing technology. The potential customers and our medical consultants can communicate with each other through multiple real-time communication tools. Users can see the contact information of the consultants on each page. They can communicate through text, video and audio chat, which enable us to timely communicate with customers and establish our brand name for our business.

Three-level Cosmetic Service Model of SHESAYS

Three-level service model is an important component of our marketing strategy. Through this model, the first level, our flagship hospital, provides advanced medical cosmetic service including comprehensive plastic surgery service, and large operation projects, while the second level, chain clinics in secondary markets, focus on simple cosmetic operations, laser skincare procedures, and large plastic surgery related consultation, as well as the third level, skincare centers, provide post-service consultation. Such model effectively supports more sales networks by providing services based on different areas’ needs and spending habits.

Membership Management System

According to the three-level service model, we will establish cosmetic clinics and skincare centers in most cities in Sichuan. The skincare centers not only carry out brand promotion activities of SHESAYS, but also provide member database for our flagship hospital and secondary cosmetic clinics.

Competition

We compete with some of the largest cosmetology hospitals such as Huamei Zixin Medical Cosmetology Hospital, Chengdu Dahua Medical Plastic Hospital in southwest China. We compete for plastic surgery clients primarily on the basis of network size and coverage, location, price, technique level, the range and the quality of services that we offer and our brand name.

We also compete for such business as esthetic dentistry, gynecology/male plastic surgery with private dental clinics and cosmetology departments in regular public hospitals.

Employees

We have 297 full-time employees as of September 30, 2010, including 148 in administration, finance, marketing and other supporting departments, and 149 in medical service business departments.

Properties

Properties in the headquarters

Our headquarters hospital and principal executive offices are located at new No. 83, Xinnan Road, Wuhou District, Chengdu City, Sichuan Province, P.R. China, 610041.The first and second floor of this building occupy approximately 11,024 square feet which we leased from Sichuan Yanhua-Zhixin Industrial Group Co. Ltd., for approximately $139,524 a year on average. The lease term will end in year 2018. The rest floors of the building occupy approximately 24,649 square feet which we leased from 33 home owners and 650 square feet owned by us.

Properties in new flagship shop

Our new flagship hospital is located at No. 28, Chuangye Road, Hi-tech Zone, Chengdu City, Sichuan Province, P.R. China. The building consists of approximately 195,269 square feet which we leased from Sichuan Enwei Investment Group Co. ltd., for approximately $1,301,494 per year. The lease term will end in year 2016.

Properties in other cities

Address	Area square feet	Lease Term
Leshan City	9,263	March 2010—February 2015
Zigong City	13,912	April 2010—March 2015
Six properties in Cuiping District, Yibin City	8,851	March 2010—April 2015

Legal Proceedings

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion should be read in conjunction with the other sections of this prospectus, including the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this prospectus. See “Risk Factors.” Our actual results may differ materially.

We are a Nevada corporation incorporated on January 18, 2002. On July 6, 2010, we changed our name from SN Strategies Corp. to China SHESAYS Medical Cosmetology Inc in connection with the merger closed on June 7, 2010. References herein to “we, “us” “our” or the “Company” refer to China SHESAYS Medical Cosmetology Inc. and where applicable its direct and indirect wholly owned subsidiaries. Until our June 2010 Business Combination, we had no material assets and no material operations. On June 7, 2010, we acquired all of the outstanding common stock of Perfect Support. Perfect Support is a holding company whose only asset is 100% of the registered capital of Chengdu BOAN Investment Management Co., Ltd (“BOAN”), a limited liability company organized under the laws of the People’s Republic of China (“China” or “PRC”). Substantially all of Perfect Support's operations are conducted in China through BOAN, and through contractual arrangements with BOAN’s consolidated affiliated entity in China, Sichuan SHESAYS Cosmetology Hospital Co., Ltd (“SHESAYS”). Through SHESAYS, we operate one of the fastest growing and well-known cosmetology businesses in China.

Our business operates in China and accounts are denominated in Chinese Renminbi (RMB), but we report our financial results in our SEC filings in U.S. dollars. The conversion of our accounts from RMB to U.S. dollars results in translation adjustments, which are reported as a line item after net income and before comprehensive income. The net income is added to the retained earnings on our balance sheet; while the translation adjustment is added to a line item on our balance sheet labeled “accumulated other comprehensive income,” because it is more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business. For the years ended December 31, 2009 and 2008, we recorded foreign currency translation gain of $1,073 and $2,605 respectively..

Results of Operations for the Year Ended December 31, 2009
Compared to the Year Ended December 31, 2008

The following table presents selected items in our statements of operations for the years ended December 31, 2009 and 2008.

	For the Year	For the Year	2009 vs. 2008	Percentage
	Ended December	Ended	Increase/	Increase/
	31, 2009	December 31,	(Decrease)	(Decrease)
	(Audited)	2008
		(Audited)

CUSTOMER SERVICE REVENUE, net	$8,834,673	$4,461,901	4,372,772	98%

COST OF REVENUE
Cost of service revenue	(2,385,459)	(1,597,891)	787,568	49%
Depreciation	(206,831)	(123,645)	83,186	67%
Total Cost of Revenue	(2,592,290)	(1,721,536)	870,754	51%

GROSS PROFIT	6,242,383	2,740,365	3,502,018	128%

OPERATING EXPENSES
Selling, general and administrative expenses	4,109,414	2,415,214	1,694,200	70%
Depreciation	125,768	84,769	40,999	48%
Total Operating Expenses	4,235,182	2,499,983	1,735,199	69%

INCOME FROM OPERATIONS	2,007,201	240,382	1,766,819	735%

OTHER INCOME (EXPENSES)
Other income	52,714	2,219	50,495	2,276%
Interest income	3,383	565	2,818	499%
Interest expenses	(3,224)	-	3,224	-
Imputed interest	(1,027)	(5,215)	(4,188)	(80%	)
Donation to China Red Cross	-	(170,051)	(170,051)	(100%	)
Other expenses	(66,489)	(38,339)	28,150	73%
Total Other Expenses, net	(14,643)	(210,821)	(196,178)	(93%	)

INCOME FROM OPERATIONS BEFORE TAXES	1,992,558	29,561	1,962,997	6,640%

INCOME TAX EXPENSE	(226,116)	(23,165)	202,951	876%

NET INCOME	1,766,442	6,396	1,760,046	27,518%

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	1,073	2,605	(1,532)	(59%	)

COMPREHENSIVE INCOME	$1,767,515	$9,001	1,758,514	19,537%

Revenues

We generate revenues from the sale of cosmetology service. The following table sets the revenues generated from each of our cosmetology categories for the periods indicated.

REVENUES	For the year ended December 31,
	2009	2008	Difference	% Change
cosmetic surgery	4,860,432	2,664,265	2,196,167	82%
cosmetic dermatology	3,334,167	1,548,028	1,786,139	115%
cosmetic dentistry	589,025	249,609	339,416	136%
smile angel foundation	51,049	-	51,049	-
Total Revenues	$8,834,673	$4,461,901	4,372,772	98%

For the year ended December 31, 2009, we had revenues of $8,834,673, as compared with $4,461,901 during the year ended December 31, 2008, an increase of approximately $4,372,772, or 98% due to our increased and expanded sale to the existing and new customers in 2009. Our sales network has been expanded and our client base has increased.

Cost of Revenue

COST OF	For the year ended December 31,
REVENUE
	2009	2008	Difference	% Change
Cosmetic surgery	1,580,657	1,052,996	527,661	50%
Cosmetic dermatology	632,047	432,402	199,645	46%
Cosmetic dentistry	171,453	112,493	58,960	52%
smile angle foundation	1,301	-	1,301	-
	$2,385,459	$1,597,891	787,567	49%
Depreciation	206,831	123,645	83,185	67%
Total cost of revenue	$2,592,290	$1,721,536	870,752	51%

For the year ended December 31, 2009, we had cost of revenue of $2,592,290, as compared with cost of revenue of $1,721,536 during the year ended December 31, 2008, an increase of approximately $870,752, or 51%, due to the increase in revenues during the period. The economy of scale and enhanced marketing of services with higher gross margin in 2009 allowed the company to obtain less corresponding cost of services.

Gross Profit

The gross profit rose to $6,242,383, or a 128% increase for the year ended December 31, 2009 compared with the year ended December 31, 2008. The main reason for the increase of gross profit from 2008 to 2009 is due to the increased sales. Our gross margin for the year ended December 31, 2009 was 71%, compared to 61% for the year ended December 31, 2008. Our higher gross margin was primarily due to economies of scale obtained from business expansion.

Operating Expenses

Our operating expenses were $4,235,182 for the year ended December 31, 2009, compared with $2,499,983 for the year ended December 31, 2008, an increase of $1,735,199. The approximately 69% increase is mainly attributable to the increase in salary expenses and marketing expenses and other expenses relating to our growth in sales. The overall increase in our operating expenses was in proportion to our increase in sales.

Interest Expense

Interest expense increased from nil for the year ended December 31, 2008 to $3,224 for the year ended December 31, 2009, and the interest income increased from $565 for the year ended December 31, 2008 to $3,383 for the year ended December 31, 2009.

Income tax expense

Income tax expense for the year ended December 31, 2009, increased by $202,951, or 876% to $226,116, from $23,165 for the year ended December 31, 2008. The increase in income tax expense was due to the increase in income from operations before taxes.

Net Income

We had net income attributable to the Company in the amount of $1,766,442 for the year ended December 31, 2009, compared with $6,396 for the year ended December 31, 2008. The increase in net income was mainly attributed to our increased revenue.

Foreign currency translation gains

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in U.S. Dollars. The conversion of our accounts from RMB to U.S. Dollars results in translation adjustments. As a result of a currency translation adjustment gain, our other comprehensive income was $1,073 for the year ended December 31, 2009, as compared with $2,605 for the year ended December 31, 2008. The decrease is due to currency exchange fluctuation of Chinese RMB to US Dollars for the period.

Comprehensive Income attributable to the common stockholders

As a result of the factors described above, we had comprehensive income attributable to the common stockholders in the amount of $1,767,515 for the year ended December 31, 2009, as compared with $9,001 for the year ended December 31, 2008.

Liquidity and Capital Resources

At present, our principal sources of liquidity were from stockholders’ equity, generated from our operations and bank loan. As of December 31, 2009, we had a positive working capital of $920,459, as compared to a negative working capital of $1,155,419 as of December 31, 2008, and generated $1,766,442 of net income attributable to the Company and our operations have produced a positive cash flow of $2,122,343 for the year ended December 31, 2009, as compared to $337,341 cash generated for the year ended December 31, 2008. Based on our current operating plan, we believe that our existing resources, including cash generated from operations as well as the bank loan, will be sufficient to meet our working capital requirement for our current operations. However, in order to fully implement our business plan and continue our growth, we may require additional capital either from our stockholders or from outside sources.

Operating Activities

For the year ended December 31, 2009, our operations generated cash in the total amount of $2,122,343, as compared with $337,341 cash generated in operating activities for the year ended December 31, 2008. This increase was mainly due to increase in our net income in 2009 compared to 2008, which was a result of expansion of sales network and increase of customer base.

Investing Activities

Cash used in investing activities was $753,334 for the year ended December 31, 2009 as compared with $552,686 for the year ended December 31, 2008. We have invested in building our infrastructures, including spending on purchase of equipment

Financing Activities

For the year ended December 31, 2009, we have used a total amount of $38,107 as compared to $214,218 provided by financing activities for the year ended December 31, 2008. Decrease in cash provided by financing activities is mainly due to repaying a debt of $726,434 to the stockholders though all stockholders increased their investments pro rata to increase the registered capital by $731,294 in October 2009, offset by an increase of $73,090 in short term bank loan.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Nine Months Ended September 30, 2010, Compared to the Nine months Ended September 30, 2009

	Nine months ended September 30,		$	%
	2010	2009	Change	Change

Customer Service Revenue	$9,210,165	$6,794,850	$2,415,315	36%
Cost of revenue	2,537,660	1,894,387	643,273	34%
Gross profit	6,672,505	4,900,463	1,772,042	36%
Operation expenses	3,979,467	2,478,355	1,501,112	61%
Interest and financing costs, net	31,051	(907)	31,958	3,523%
Other income (expense)	(95,229)	(1,590)	(93,639)	5,889%
Income from operations before tax	2,566,758	2,421,425	145,333	6%
Income tax expenses	698,565	171,676	526,889	307%
Net income attributable to SHESAYS stockholders	1,871,233	2,249,749	(378,516)	(17)%
Foreign exchange gain	89,993	1,697	88,296	5200%
Comprehensive income attributable to SHESAYS stockholders	1,961,226	2,251,446	(290,220)	13%

Revenues

Our revenues for the nine months ended September 30, 2010, increased by $2,415,315, or 36%, from $6,794,850 for the nine months ended September 30, 2009, to $9,210,165 for the nine months ended September 30, 2010. The increase in customer services revenue for the nine months ended September 30, 2010 was a result of continuous expansion of our customer base.

Cost of Revenue

Our cost of revenue for the nine months ended September 30, 2010, increased by $643,273, or 34%, from $1,894,387 for the nine months ended September 30, 2009, to $2,537,660 for the nine months ended September 30, 2010. The increase in cost of revenue was due to the increase in our customer service revenue in the period.

Gross Profit

The gross profit rose to $6,672,505, or a 36% increase for the nine months ended September 30, 2010 compared with the nine months ended September 30, 2009. The increase in gross profit was due to the increased in customer service revenue. Our gross margin for the nine months ended September 30, 2010, was 72%, the same as for the same period in 2009. Our gross margin is high because the medical cosmetology industry often involves high technology and less consumption of medical materials. The high gross margin is also due to our efficient and experienced management.

Operating Expenses

Selling, general and administrative expenses for the nine months ended September 30, 2010, increased by $287,346, from $1,832,372 for the nine months ended September 30, 2009, to $2,119,718 for the nine months ended September 30, 2010. Professional and consultant fees for the nine months ended September 30, 2010, increased by $484,477 in comparison to the same period in 2009 due to expense incurred by the June 2010 Business Combination. Advertising costs for the nine months ended September 30, 2010 were $1,205,331, as compared with $508,222 for the nine months ended September 30, 2009, the increase of advertising costs is due to our increased advertising efforts. The above factors explain why total operating expenses for the nine months ended September 30, 2010 increased by 61%, or $1,501,112, from $2,478,355 for the nine months ended September 30, 2009, to $3,979,467 for the nine months ended September 30, 2010.

Interest expense

There was no interest expense for the nine months ended September 30, 2009 and $35,450 was incurred for the nine months ended September 30, 2010. The increased in interest expense resulted from the sizable increase in our loans during the first quarter of 2010.

Income tax expense

Income tax expense for the nine months ended September 30, 2010, increased by $526,889, or 307%, from $171,676 for the nine months ended September 30, 2009, to $698,565 for the nine months ended September 30, 2010. In 2009, we elected to have our net income for income tax purposes assessed at 10% of our revenue and the election was approved by the local tax bureau, therefore, income tax was calculated by 10% of revenue with the applicable tax rate. From 2010 onwards, Sichuan Shesays’s income tax is assessed at the applicable tax rate of 25% on its net income. The difference in basis of computation of assessable income causes the tremendous increase in income tax expense.

Net Income

As a result of the factors described above, we had net income in the amount of $1,871,233 for the nine months ended September 30, 2010, as compared with $2,249,749 for the nine months ended September 30, 2009. The decrease in net income was mainly attributed to the increase in income tax expense resulting from difference in basis of computation of assessable income caused , expense incurred by the June 2010 Business Combination and increase in the advertising costs.

Foreign currency translation gains

Our business operates primarily in Chinese Renminbi (“RMB”), but we report our results in U.S. Dollars. The conversion of our accounts from RMB to U.S. Dollars results in translation adjustments. As a result of a currency translation adjustment gain, our other comprehensive income was $89,993 for the nine months ended September 30, 2010, as compared with $1,697 for the nine months ended September 30, 2009. The increase is due to currency exchange fluctuation of Chinese RMB to US Dollars for the period.

Comprehensive Income attributable to the common stockholders

As a result of the factors described above, we had comprehensive income attributable to the common stockholders in the amount of $1,961,226 for the nine months ended September 30, 2010, as compared with $2,251,446 for the nine months ended September 30, 2009.

Liquidity and Capital Resources

The following table summarizes the cash flows for the nine months ended September 30, 2010 and 2009.

	Nine months ended
	September 30,
	2010	2009
	Consolidated	Combined

CASH FLOWS FROM OPERATING ACTIVITIES	$2,102,659	$2,358,485

CASH FLOWS USED IN INVESTING ACTIVITIES	3,455,698	492,426

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES	1,016,301	(5,817)

We have historically funded our operation primarily through stockholders’ equity, generated from operations and bank loans. Over the next twelve months, we intend to pursue our primary objective of expanding our network of hospitals and clinics in China. Based on our current operating plan, we believe that our existing resources, including cash generated from operations as well as the bank loans, will be sufficient to meet our working capital requirement for our current operations. However, in order to fully implement our business plan and continue our growth, we will require additional capital either from our stockholders or from outside sources. There can be no assurance that we will be able to obtain such additional financing at acceptable terms to us, or at all.

Operating Activities

Cash provided by operating activities totaled $2,102,659 for the nine months ended September 30, 2010 as compared with $2,358,485 provided by operating activities for the nine months ended September 30, 2009. The decrease in net cash provided by operating activities was primarily due to the decrease of $378,516 in net income, together with a $1,114,543 increase in other current assets and prepaid expenses, offsetting a $549,165 increase in income tax payable.

Investing Activities

Cash used in investing activities was $3,455,698 for the nine months ended September 30, 2010 as compared to $492,426 used for the nine months ended September 30, 2009. The increase of cash used in investing activities is mainly due to the purchase of properties and equipments related to our newly established chain clinics in the cities of Leshan and Yibin, as part of our development plan.

Financing Activities

Cash provided in financing activities was $1,016,301 for the nine months ended September 30, 2010 as compared to $5,817 used in financing activities for the nine months ended September 30, 2009. Cash provided in financing activities was largely from a bank loan of $880,230 made in the first quarter of 2010.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the nine months ended September 30, 2010, that have, or are reasonably likely to have, a current or future affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests.

As of September 30, 2010, the following table sets forth our known contractual obligations, aggregated by type of contractual obligation:

Contractual Obligations			Payments due by period
		Less than			More than
	Total	1 year	1 – 3 years	3 – 5 years	5 years
Long –Term Debt Obligations	$--	--	--	--	--
Capital Lease Obligations	--	--	--	--	--
Operating Leases Obligations	8,155,282	1,103,800	3,251,544	3,137,360	662,578
Purchase Obligations	--	--	--	--	--
Other Long Term Liabilities Reflected on our Balance Sheet under GAAP	--	--	--	--	--
Total	$8,155,282	1,103,800	3,251,544	3,137,360	662,578

Critical Accounting Policies

Management’s discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates and assumptions that affect amounts reported and disclosed in the financial statements and related notes. The most significant estimates and assumptions include valuation of inventories, provisions for income taxes, allowance for doubtful accounts, and the recoverability of the long-lived assets. Actual results could differ from these estimates. Periodically, we review all significant estimates and assumptions affecting the financial statements and record the effect of any necessary adjustments.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Revenue recognition

The Company recognizes revenues in the period in which the services are performed. The Company recognizes revenues under the provisions of Staff Accounting Bulletin (SAB) 104, Revenue Recognition when all of the following have occurred: persuasive evidence of arrangement with the customer, services have been performed, fees are fixed or determinable and collectibility of the fees is reasonably assured. These criteria as related to the Company’s revenues are considered to have been met as follows:

Services fees

Revenue from rendering of services is recognized when the services are rendered. Fees received in advance for prepaid package are recorded as deferred revenue under current liabilities and are recognized on a systematic basis in accordance with service usage.

Sales of goods

The Company recognizes revenue on sales of goods when the goods are delivered and title to the goods passes to the customers provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

Accrued liability for customer reward program

The Company establishes a membership reward program of which the membership is free of charge. Under the membership reward program, members enjoy high discounts on services and accumulate membership credit points that vary depending on the services rendered. Members are eligible to redeem credit points to reduce the fees for services rendered by the Company and these credit points do not have any expiry date. The costs associated with these incentives are included in deductions from revenue and accrued for as a current liability as members accumulate credit points. As members redeem credit points, the accrued liability is reduced correspondingly.

Cash Coupons

Third parties and the Company’s customers may be awarded cash coupons. The coupons are distributed on a discretionary basis to induce future services and treatments and are redeemable within a short time period. The cash coupons cannot be renewed or extended. When the coupons are distributed, there is no liability recorded except where redemption of the coupons will result in services being sold at a loss. The Company recognizes a reduction in revenue as a promotional allowance for these cash coupons when the coupons are redeemed.

Cash and cash equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months.

Inventories

Inventories represents medical materials and finished goods – merchandise and are stated at the lower of cost or market value. Cost represents invoices value on purchases and is being calculated on the weighted average basis.

We provided inventory allowances based on excess and obsolete inventories determined principally by demand for these products.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Buildings	20 Years
Leasehold improvements	5 Years
Medical equipment	3 to 5 Years
Motor vehicles	5 Years
Office equipment	3 to 5 Years

Income taxes

The Company accounts for income taxes under the FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included the enactment date.

On January 1, 2007, the Company adopted the provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes”. ASC 740-10-25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of ASC 740-10-25 has not resulted in any material impact on the Company’s financial position or results.

The Company was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rates for 2009 and 2008 are 25%. Prior to 2009, income tax was calculated by net income with the applicable tax rate. In 2009, the Company elected to have its net income for income tax purpose assessed at 10% of services revenue and the election was approved by the local tax bureau, income tax was therefore calculated by 10% of services revenue with the applicable tax rate. From 2010 onwards, Sichuan Shesays’s income tax will be assessed at the applicable tax rate of 25% on its net income.

Foreign currency transactions

The functional currency of the Company is Renminbi (“RMB”). Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

The financial statements are translated into United States Dollars (“US$”) using the closing rate method. The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year. All exchange differences are recorded within equity.

No presentation is made that RMB amounts have been, or would be, converted into US$ at the above rates. Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that RMB could be converted into US$ at that rate or any other rate.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions, Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting.

Recent Accounting Pronouncements

In February 2010, FASB issued ASU 2010-10 “Consolidation” (Topic 810), “Amendments for Certain Investment Funds”. ASU 2010-10 amends the consolidation requirements of Topic 810 resulting from the issuance of Statement 167 are deferred for a reporting entity’s interest in an entity (1) that has all the attributes of an investment company or (2) for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies. The deferral does not apply in situations in which a reporting entity has the explicit or implicit obligation to fund losses of an entity that could potentially be significant to the entity. The deferral also does not apply to interests in securitization entities, asset-backed financing entities, or entities formerly considered qualifying special purpose entities. In addition, the deferral applies to a reporting entity’s interest in an entity that is required to comply or operate in accordance with requirements similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. An entity that qualifies for the deferral will continue to be assessed under the overall guidance on the consolidation of variable interest entities in Subtopic 810-10 (before the Statement 167 amendments) or other applicable consolidation guidance, such as the guidance for the consolidation of partnerships in Subtopic 810-20. The amendments in this Update also clarify that for entities that do not qualify for the deferral, related parties should be considered when evaluating each of the criteria in paragraph 810-10-55-37, as amended by Statement 167, for determining whether a decision maker or service provider fee represents a variable interest. In addition, the requirements for evaluating whether a decision maker’s or service provider’s fee is a variable interest are modified to clarify the Board’s intention that a quantitative calculation should not be the sole basis for this evaluation. ASU 2010-10 is effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009, and for interim periods within that first annual reporting period. The Company does not expect the standard to have any impact on the Company’s consolidated financial position.

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the standard to have any impact on the Company’s consolidated financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities ("ASU 2009-17"). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R) . The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise's involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the standard to have any impact on the Company’s consolidated financial position and results of operations except that additional disclosures will be made in the consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements”, now codified under FASB ASC Topic 605, “Revenue Recognition”, (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the standard to have any impact on the Company’s consolidated financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On June 6, 2010, the Company’s Board of Directors approved the change of its principal independent accountants. On such date, Q Accountancy Corporation was dismissed from serving as the Company’s principal independent accountants and on the same day, Baker Tilly Hong Kong Limited was engaged as the Company’s new principal independent accountants.

The Dismissal of Q Accountancy Corporation

Q Accountancy Corporation was the independent registered public accounting firm for the Company from March 30, 2010 to June 6, 2010. None of Q Accountancy Corporation’s reports on the Company’s financial statements, including its report on the Company’s most recent fiscal year ended December 31, 2009, contained an adverse opinion or disclaimer of opinion or was qualified or modified as to audit scope, or accounting principles, but did contain an uncertainty as to the Company’s ability to continue as a going concern

During the Company’s most recent fiscal year ended December 31, 2009 and through the dismissal date of June 6, 2010, there were no disagreements with Q Accountancy Corporation, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Q Accountancy Corporation, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred during the period in which Q Accountancy Corporation served as the Company’s principal independent accountants.

In accordance with Item 304(a)(3), the Company has provided Q Accountancy Corporation with a copy of this disclosure and has requested that Q Accountancy Corporation furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Q Accountancy Corporation addressed to the U.S. Securities and Exchange Commission is filed as Exhibit 16.1 to our Current Report on Form 8-K that we filed on June 7, 2010.

The Engagement of Baker Tilly Hong Kong Limited

During the Company’s two most recent fiscal years ended December 31, 2009 and December 31, 2008 and through June 6, 2010, the date when the Company engaged Baker Tilly Hong Kong Limited as its principal independent accountants:

(1) The Company did not consult Baker Tilly Hong Kong Limited regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Company’s financial statements;

(2) Neither a written report nor oral advice was provided to the Company by Baker Tilly Hong Kong Limited in which they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult Baker Tilly Hong Kong Limited regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table and text set forth the names and ages of all directors and executive officers as of January 6, 2011. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Also provided herein are brief descriptions of the business experience of each director, executive officer and advisor during the past five years.

As of the closing of the June 2010 Business Combination, Mr. Michael Hawks resigned as President, Secretary, Treasurer and CFO, effective immediately. Our Board of Directors appointed Yixiang Zhang to serve as Chairman of the Board and Chief Executive Officer, Mr. Wenhui Shao as President, Mr. Wenbin Zhu as Chief Financial Officer, and Mr. Xingwang Pu, as Chief Technology Officer, effective immediately at the closing of the June 2010 Business Combination. Prior to the consummation of the June 2010 Business Combination, our Board of Directors was comprised of one director, Mr. Michael Hawks. Mr. Michael Hawks resigned as a member of the board on July 19, 2010.

Set forth below is information regarding our current directors and executive officers.

Name	Age	Position with the Company	Board Member Since

Yixiang Zhang	37	Chairman of the Board & CEO	June 7, 2010
Wenhui Shao	46	President
Xingwang Pu	42	Chief Technology Officer
Wenbin Zhu	40	Chief Financial Officer
Wei Chen	31	Chief Marketing Officer

Yixiang Zhang, 37, Chairman of the Board and Chief Executive Officer. Mr. Zhang founded SHESAYS in 2005 with 10 years of working experiences in pharmaceutical and medical care industry. He has strong expertise in chain operation and brand management. From 1998 to 2000, Mr. Zhang was the sales manager and investment manager of the chain drugstores in 999 Group, one of the leading enterprises in the field of pharmaceutics in China. In 2005, he established SHESAYS Cosmetic Surgery Hospital and has been the CEO and chairman of the board since then. Mr. Zhang graduated from Huaxi Medical School of Sichuan University with a bachelor’s degree in public health. He is a member of Chengdu Youth Federation and tutor of Youth Business China (the “YBC”).

Wenhui Shao, 46, President and Board of Director of SHESAYS. Mr. Shao is a professor of Jiangxi Yichun Medical College and Institute of Cosmetics of Southeast University, member in the Plastic Surgery team in Medical Aesthetics and Cosmetology Subcommittee of China Medical Association, member of subcommittee of Medical Aesthetics and Cosmetology in China Association of Traditional and Western Medicine, the initiator of the public welfare campaign “Care Breast in China” and a volunteer of the medical team of Smile Angle Foundation. Professor Shao has over 20 years working experience in the field of plastics and cosmetics. In 1990, he established the Guizhou plastics and cosmetics surgery hospital. In 1997, he established the subcommittee of Medical Aesthetics and Cosmetology of the Medical Association of Guizhou Province. In 1998, he was awarded the title of Advanced Worker of Guiyang City and was conferred the National Labor Medal. In August 2004, he was offered the expert allowance by Guizhou provincial government. In 2005, he was chosen as the influential figure in the field of plastics and cosmetics in China in the past 20 years. He has compiled 9 monographs on medical cosmetology and published over 20 theses in this field. He had conducted over 40,000 plastics and cosmetics surgeries particularly in nose hump, breast implants, pouch removal surgery, double-folds eyelid surgery, one-time eyebrow change surgery, face plastic surgery, minimally invasive or noninvasive face outline change, tissue engineering plastic surgery. Mr. Shao received a diploma in cosmetic dermatology from Guiyang Medical College in 2003, and a diploma in medical aesthetics from Nanjing Southeastern University in 2005.

Xingwang Pu, 42, Chief Technology Officer and Board of Director of SHESAYS. Professor Pu possesses 20 years expertise in the field of plastics and cosmetics and is a professor of Jiangxi Yichun Medical College. He is the leader of the medical team (southwest china sector) of Smile Angel Foundation, Director of the international exchange center of Medical Aesthetics and Cosmetology Subcommittee of China Medical Association, and a member of the Plastic Surgery team in the Medical Aesthetics and Cosmetology Subcommittee of China Medical Association. Professor Pu studied in Huaxi Medical School of Sichuan University, Liaoning Provincial People’s Hospital, and the Fourth Military Medical University. He is one of the first doctors who had applied the tissue engineering techniques to clinical operation. He has compiled 4 monographs on medical cosmetology and published over 20 academic theses. He specializes in the breast implants, face plastic surgery, body plastic surgery, arms and legs plastics surgery, tissue engineering surgery, cleft palate repair surgery and other congenital malformation repair surgery and the repair surgery of the failed plastics surgeries. Professor Pu graduated from Guiyang Medical College.

Wenbin Zhu, 40, Chief Financial Officer. Ms. Zhu joined SHESAYS in 2007 with 20 years of experience in finance. She is a certified public accountant in China. Ms. Zhu graduated from Southwestern University of Finance and Economics majoring in accounting.

With rich experiences in financial management for state-owned enterprises and private enterprises, Ms. Zhu is experienced in the financial management and internal control of medical services industry. Ms. Zhu has served as a finance manager for many years and has served as assistant of finance director of Sichuan Xiongfei Group Co., Ltd. from 2002 to 2006. She is capable of establishing collectivized financial management system and internal control. She is experienced in the related policies and rules of China and is skilled at taxation and financial risk management. She joined Sichuan SHESAYS Cosmetology Hospital Co., Ltd in 2007.

Wei Chen, 31, Chief Marketing Officer. Mrs. Chen joined SHESAYS in 2005. She has worked in the cosmetology industry since 1999. In 2006, she attended advanced study program on medical skin beautification at Zunyi Medical College. In 2007, she attended advanced study program from the Australasian College of Cosmetic Surgery in Australia and was awarded certificate of qualification for operation of laser for medical purpose by the University of Australia. She jointed skin beautification department of Sichuan SHESAYS Cosmetology Hospital Co., Ltd. in 2005 and served as operator of laser for beautification, consultant and administrative director of the skin beautification department. She served as marketing director general of SHESAYS since July 2009.

Ms. Chen has 10 years of experiences in the cosmetology industry and is deeply knowledgeable of the current situation and trends in the development of medical skin beautification industry in China. Ms. Chen graduated from Chengdu University with a B.A degree in accounting and later received a EMBA degree from Southwest Jiaotong University.

Board Committees

Our Board of Directors has not yet appointed an audit committee, a compensation committee, or a nominating and corporate governance committee due to the small size of our Board. Our Board does not currently have any member who qualifies as an audit committee financial expert, given that certain members of our current management took control of our Company in June 2010. We are planning to establish an independent audit committee, compensation committee and corporate governance committee in 2011.

Code of Ethics

We do not currently have a Code of Ethics that applies to employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics in near future.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, our directors and executive officers and any persons holding more than 10% of our common stock are required to file with the SEC reports of their initial ownership of our common stock and any changes in ownership of such common stock. Copies of such reports are required to be furnished to us. We are not aware of any instances during the fiscal year ended December 31, 2009 where an executive officer, director or any owner of more than 10% of the outstanding shares of our common stock failed to comply with the reporting requirements of Section 16(a) of the Exchange Act

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is: c/o Sichuan SHESAYS Cosmetology Hospital Co., Ltd, New No. 83, Xinnan Road, Wuhou District, Chengdu City, Sichuan Province, P.R. China, 610041.

	Number of
	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)(2)	Owned(1)(2)
Yixiang Zhang (3)	0	-
Wenbin Zhu	95,240	*
Wenhui Shao (4)	0	-
Xingwang Pu (5)	0	-
Wei Chen	180,515	*
Directors and Executive Officers as a Group (5 persons)	275,755	1.5%
Five Percent Shareholders (other than directors and named executive officers)
Kwai Man Yip (3)(4)(5)(6)(7)(8)	16,699,932	89.8%

(*) Represents less than one percent (1%)

(1) Based on 18,600,012 shares of our common stock issued and outstanding as of February 8, 2011.

(2) All shares are owned of record and beneficially except as otherwise noted. Except as otherwise noted, each shareholder’s address is c/o Sichuan SHESAYS Cosmetology Hospital Co., Ltd, New No. 83, Xinnan Road, Wuhou District, Chengdu City, Sichuan Province, P.R. China, 610041.

(3) Mr. Yixiang Zhang and Ms. Kwai Man Yip, the sole shareholder of Bondy Nominees Limited, a Hong Kong corporation (the “Bondy”), which Bondy is the sole shareholder of Techno and Pioneer, which Techno is the 80% shareholder of Perfect Support prior to the Merger and 77.94% shareholder of the Company post Merger, and Pioneer is the 19% shareholder of Perfect Support prior to the Merger and 14.83% shareholder of the Company post Merger, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Yixiang Zhang may purchase 8,970,012 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(4) Mr. Wenhui Shao and Ms. Kwai Man Yip, the sole shareholder of Bondy, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Wenhui Shao may purchase 2,108,160 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(5) Mr. Xingwang Pu and Ms. Kwai Man Yip, the sole shareholder of Bondy, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Xingwang Pu may purchase 2,108,160 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(6) Mr. Ning Liu and Ms. Kwai Man Yip, the sole shareholder of Bondy, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Ning Liu may purchase 2,108,160 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(7) Mr. Bing Fang and Ms. Kwai Man Yip, the sole shareholder of Bondy, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Bing Fang may purchase 1,405,440 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

(8) Beneficially owns the shares as indicated, which are owned of record by Techno and Pioneer, our principal shareholders.

EXECUTIVE COMPENSATION

Cash Compensation

The following table shows the total compensation paid or earned for the years ended December 31, 2009 and 2008 by our Chief Executive Officer. No person had compensation in excess of $100,000 during 2009. Also shown is the compensation awarded to or earned by our former President due to the fact that he held such positions during a portion of fiscal 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yixiang Zhang Chief Executive Officer	2009	53,237	0	0	0	0	0	0	53,237
	2008	54,149	0	0	0	0	0	0	54,149
Michael Hawks Former President, Secretary, Chief Financial Officer	2009	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0

(1) The Company pays salaries in RMB to all executive officers every month. The RMB amount is translated into USD when the Company files SEC documents. The exchange rates used were the average rates of 2009 and 2008. They were 6.83 and 6.95, respectively.

(2) Michael Hawks worked without compensation during the development stage of SN Strategies Corp.

Employment Agreements

SHESAYS has entered into an employment agreement with each of its executive officers. Each employment agreement with regular employees has a term of five years, while the employment agreement with the executive officers has a term of eight years. Except for the salary, the terms of the employment agreements are substantially identical, and reflect employment standards common in China as a result of PRC law or custom in China.

Mr. Yixiang Zhang entered into his employment agreement with SHESAYS on January 1, 2010, pursuant to which Mr. Zhang was employed as Chief Executive Officer of SHESAYS for a period of eight year for a monthly salary of 30,300 RMB (approximately $4,537). Mr. Zhang is entitled to basic pension, medical, unemployment, work injury and maternity insurance premium pursuant to relevant national, provincial and municipal regulations or rules.

Base Salaries

At present, our compensation consists solely of base salaries. In China, it is not uncommon for private companies to have base salaries as the sole form of compensation. The base salaries of the executive officers were determined and approved by the Board of SHESAYS based on the general considerations of the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual.

We plan to implement in the future a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options, to retain and attract talented individuals. We will also establish a compensation committee to oversee the compensation of our named executive officers. The majority of the members of the compensation committee will be independent directors.

Outstanding Equity Awards

We do not have any equity compensation plans and therefore no equity awards are outstanding as of our year fiscal year end.

Employee Benefit Plans

We do not have employee benefit plans and do not offer termination benefits.

Director Compensation

Due to the small size of our Company, none of the members of our Board of Directors receive any compensation for serving on the Board of Directors.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our Board of Directors.

Payment of Post-Termination Compensation

The Company does not have change-in-control agreements with any of its directors or executive officers, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Make-Good Escrow Agreement

In connection with the November 2010 Private Placement, Techno Meg Limited, an affiliate of the Company (the “Make Good Pledgor”), agreed to transfer to the investors, on a pro rata basis, 600,000 shares of the Company’s common stock owned by the Make Good Pledgor in the event the Company’s consolidated financial statements reflect less than $6,400,000 of after-tax net income for the fiscal year ending December 31, 2011.

PRC Structure

We are a holding company and through our subsidiaries, primarily engage in cosmetology businesses. We were incorporated on January 18, 2002 in Nevada under the original name “Klean Kast Solutions, Inc” and later changed the name to “SN Strategies Corp”. On June 7, 2010, we acquired 100% of the issued and outstanding shares of Perfect Support, the owner of all of the issued and outstanding capital stock of BOAN. On April 27, 2010, BOAN entered into a series of contractual agreements with SHESAYS and the stockholders of SHESAYS in which BOAN provides management and consulting services to SHESAYS and its subsidiaries in exchange for service fees. SHESAYS and its subsidiaries agreed to pay 100% of its residual return to BOAN. Based on these contractual arrangements, Perfect Support, through BOAN, becomes the primary beneficiary of SHESAYS and its subsidiaries.

Mr. Yixiang Zhang, our chairman of the board and chief executive officer, and Ms. Kwai Man Yip, the sole shareholder of Bondy Nominees Limited, a Hong Kong corporation (the “Bondy”), which Bondy is the sole shareholder of Techno and Pioneer, which Techno is the 80% shareholder of Perfect Support prior to the Merger and 77.94% shareholder of the Company post Merger, and Pioneer is the 19% shareholder of Perfect Support prior to the Merger and 14.83% shareholder of the Company post Merger, have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Yixiang Zhang may purchase 8,970,012 shares of the common stock of our company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

Mr. Wenhui Shao, our president, and Ms. Kwai Man Yip have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Wenhui Shao may purchase 2,108,160 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

Mr. Xingwang Pu, our chief technology officer, and Ms. Kwai Man Yip have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Xingwang Pu may purchase 2,108,160 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

Mr. Ning Liu and Ms. Kwai Man Yip have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Ning Liu may purchase 2,108,160 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

Mr. Bing Fang and Ms. Kwai Man Yip have entered into an agreement dated as of April 27, 2010, pursuant to which Mr. Bing Fang may purchase 1,405,440 shares of the common stock of our Company for a nominal price from Ms. Kwai Man Yip within 5 years from the execution date of such agreement.

Review, Approval and Ratification of Related Party Transaction

Given our small size and limited financial resources, we had not adopted formal policies and procedure for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Compensation Arrangements

See “Executive Compensation,” above for information about employment agreements and other compensation arrangements between our Company and our executive officers and directors.

Director Independence

None of the members of our Board of Directors is independent, as “independent” is defined in the rules of the NASDAQ National Market System. Our Board of Directors intends to appoint additional members who will satisfy such independence requirements.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 65,849,200 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock.

Capital Stock Issued and Outstanding

As of February 8, 2011 there were issued and outstanding:

  18,600,012 shares of common stock, including 600,000 shares issued to investors in the Private Placement;

  No shares of preferred stock;

  No options to purchase shares of common stock; and

  Warrants exercisable for 48,000 shares of our common stock through June 7, 2012 at a price of $2 per share issued to Chief Capital Limited in the Private Placement.

Description of Common Stock

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Description of Preferred Stock

We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Description of Warrant

The Company issued to Chief Capital Limited a warrant to purchase 48,000 shares of our common stock as part of Chief Capital Limited’s compensation for services in connection with the Private Placement. The warrant is exercisable for 48,000 shares of our common stock through June7, 2012 at a price of $2 per share.

Anti-Takeover Effects of Provisions of Nevada State Law

In the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada directly or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits some business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer. The transfer agent’s address is 100 Second Avenue, South, Suite 705S, St. Petersburg, FL 33701, and its telephone number is (727-289-0010).

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Lionel Sawyer & Collins.

EXPERTS

Baker Tilly Hong Kong Limited, an independent registered public accounting firm, has audited the financial statements for the years ended December 31, 2009 and 2008 for SHESAYS, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the Public Reference Room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of such website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to our Company and the shares of common stock we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s Public Reference Room and website referred to above.

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751 and our by-laws, advances for expenses may be made if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our by-laws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liabilities and losses reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SN STRATEGIES CORP.

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2009 AND 2008

SN STRATEGIES CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
SN Strategies Corp.

We have audited the accompanying balance sheets of SN Strategies Corp. as of December 31, 2009 and 2008 and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SN Strategies Corp. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, in conformity with generally accepted accounting principles in the United States of America.

/s/ Baker Tilly Hong Kong Limited
BAKER TILLY HONG KONG LIMITED
Certified Public Accountants

Hong Kong

Date: April 20, 2010

SN STRATEGIES CORP.

BALANCE SHEETS

ASSETS
	December 31,
	2009	2008

CURRENT ASSETS
Cash and cash equivalents	$1,371,732	$40,411
Inventories, net	335,932	136,430
Other current assets and prepaid expenses	526,507	251,798
Total Current Assets	2,234,171	428,639

OTHER ASSETS
Deposits paid for acquiring property and equipment	282,279	59,817

PROPERTY AND EQUIPMENT, NET	1,347,382	1,145,886

TOTAL ASSETS	$3,863,832	$1,634,342

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$508,643	$421,272
Note payable	42,659	-
Deferred revenue	24,254	2,376
Other payables and accrued liabilities	655,913	274,140
Income tax payable	54,428	20,280
Sales tax payable and other taxes payable	7,260	35,027
Due to related companies	20,555	105,941
Due to stockholders	-	725,022
Total Current Liabilities	1,313,712	1,584,058

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
China shesays Stockholder's equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued or outstanding as of December 31, 2009 and 2008	-	-
Common stock, $0.001 par value, 65,849,200 shares authorized, 13,500,012 shares issued and outstanding as of December 31, 2009 and 2008	13,500	13,500
Additional paid-in capital	1,011,153	278,832
Retained earnings (accumulated deficit)
Unappropriated	1,373,765	(241,393)
Appropriated	151,284	-
Accumulated other comprehensive income (loss)	418	(655)
Total Stockholders' Equity	2,550,120	50,284

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,863,832	$1,634,342

The accompanying notes are an integral part of these financial statements

SN STRATEGIES CORP.

STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME

	Year ended December 31,
	2009	2008
CUSTOMER SERVICE REVENUE, net	$8,834,673	$4,461,901

COST OF REVENUE

Cost of service revenue	(2,385,459)	(1,597,891)
Depreciation	(206,831)	(123,645)
Total Cost of Revenue	(2,592,290)	(1,721,536)

GROSS PROFIT	6,242,383	2,740,365

OPERATING EXPENSES
Selling, general and administrative expenses	4,109,414	2,415,214
Depreciation	125,768	84,769
Total Operating Expenses	4,235,182	2,499,983

INCOME FROM OPERATIONS	2,007,201	240,382

OTHER INCOME (EXPENSES)
Other income	52,714	2,219
Interest income	3,383	565
Interest expenses	(3,224)	-
Imputed interest	(1,027)	(5,215)
Donation to China Red Cross	-	(170,051)
Other expenses	(66,489)	(38,339)
Total Other Expenses, net	(14,643)	(210,821)

INCOME FROM OPERATIONS BEFORE TAXES	1,992,558	29,561

INCOME TAX EXPENSE	(226,116)	(23,165)

NET INCOME	1,766,442	6,396

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	1,073	2,605

COMPREHENSIVE INCOME	$1,767,515	$9,001

Net income per share-basic and diluted	$0.13	$0.00

Weighted average number of shares outstanding during the period - basic and diluted	13,500,012	13,500,012

The accompanying notes are an integral part of these financial statements

SN STRATEGIES CORP.

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,766,442	$6,396
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation - cost of revenue	206,831	123,645
Depreciation - operating expenses	125,768	84,769
Imputed interest	1,027	5,215
Changes in operating assets and liabilities (Increase) decrease in:
Inventories	(199,053)	(130,984)
Other current assets and prepaid expenses	(273,935)	(87,832)
Increase (decrease) in:
Accounts payable	86,277	246,606
Deferred revenue	21,860	2,339
Other payables and accrued liabilities	380,886	120,148
Income tax payable	34,079	(52,966)
Sales tax payable and other taxes payable	(27,839)	20,005
Net cash provided by operating activities	2,122,343	337,341

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(531,140)	(493,797)
Deposits paid for acquiring property and equipment	(222,194)	(58,889)
Net cash used in investing activities	(753,334)	(552,686)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution by stockholders	731,294	-
Bank loan borrowed	73,090	-
Bank loan repaid	(30,454)	-
Due to related companies	(85,603)	11,776
Due to stockholders	(726,434)	202,442
Net cash (used in) provided by financing activities	(38,107)	214,218

EFFECT OF EXCHANGE RATES ON CASH	419	2,596

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,331,321	1,469

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	40,411	38,942

CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,371,732	$40,411

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$3,224	$-
Cash paid for income tax	$192,037	$76,132

The accompanying notes are an integral part of these financial statements

SN STRATEGIES CORP.

STATEMENTS OF STOCKHOLDERS' EQUITY

			Additional	Unappropriated	Appropriated	Accumulated other
	Common stock		paid-in	retained	retained	comprehensive
	Number of shares	Amount	capital	earnings (deficit)	earnings	(loss) income	Total
Balance at December 31, 2007	13,500,012	$13,500	$273,617	$(247,789)	$-	$(3,260)	$36,068
Net profit for the year		-	-	6,396	-	-	6,396
Foreign currency translation gain		-	-	-	-	2,605	2,605
Comprehensive income		-	-	-	-	-	9,001
Imputed interest		-	5,215	-	-	-	5,215
Balance at December 31, 2008	13,500,012	13,500	278,832	(241,393)	-	(655)	50,284
Contribution by stockholders on increase of registered capital			731,294	-	-	-	731,294
Net income for the year		-	-	1,766,442	-	-	1,766,442
Foreign currency translation gain		-	-	-	-	1,073	1,073
Comprehensive income		-	-	-	-	-	1,767,515
Imputed interest		-	1,027	-	-	-	1,027
Transfer to statutory surplus reserve		-	-	(151,284)	151,284	-	-
Balance at December 31, 2009	13,500,012	$13,500	$1,011,153	$1,373,765	$151,284	$418	$2,550,120

The accompanying notes are an integral part of these financial statements

SN STRATEGIES CORP. AND SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2009 AND 2008

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

	(A)	Organization

SN Strategies Corp. was incorporated under the laws of the State of Nevada on January 18, 2002.

Perfect Support Limited (“Perfect Support”) was incorporated in the British Virgin Islands (“BVI”) on January 15, 2010 as an investment holding company. Through its wholly owned subsidiary, Chengdu Boan Investment Management Co., Limited (“Chengdu Boan”), the Company is principally engaged in providing consultancy services on medical beauty services, cosmetic surgery services and cosmetic dentistry services in the People’s Republic of China (“PRC”). Chengdu Boan was incorporated in the PRC as a wholly-owned foreign enterprise on April 27, 2010. In accordance with the business permit, Chengdu Boan’s right of operation expires on April 27, 2040 and is renewable on expiry.

Sichuan Shesays Cosmetology Hospital Company Limited (“Sichuan Shesays”) was incorporated in the People’s Republic of China (“PRC”) on May 30, 2005 as a limited liability company.

The Company is a clinic for providing professional medical beauty services, cosmetic surgery services and cosmetic dentistry services to customers in the PRC. In accordance with its business permit, the Company’s right of operation expires on May 30, 2025.

On April 27, 2010, Chengdu Boan entered into a series of agreements (collectively known as the Restructuring Agreements) with Sichuan Shesays and the stockholders of Sichuan Shesays in which Chengdu Boan assumed the management of the business activities of Sichuan Shesays, making Sichuan Shesays a contractually controlled affiliate under ASC Topic 810 "Consolidation” (formerly EITF 97-2). As both companies were under common control before and after the consummation of the Restructuring Agreements on April 27, 2010, the restructure was accounted for as a reorganization of entities under common control and the financial statements were prepared as if the reorganization occurred at the beginning of the first period presented.

On June 6, 2010, SN Strategies Corp., the Parent, China Shesays Medical Cosmetology Inc., the Merger Sub, a Nevada corporation, wholly owned by the Parent and incorporated on May 20, 2010, Perfect Support, known as the Acquired Sub, and the stockholders of the Acquired Sub, entered into an Agreement and Plan of Merger pursuant to which the Merger Sub agreed to acquire 100% of the common stocks of Acquired Sub. In connection with the merger, the Merger Sub issued to the stockholders of Acquired Sub 10 shares for all outstanding shares of the Acquired Sub’s common stock. The 10 shares of common stock of the Merger Sub were subsequently converted to 13,500,012 shares of common stock of the Parent Company.

Concurrent with the merger, the Merger Sub shall be merged with and into the Parent at the effective time of the merger. The Company will become a wholly owned subsidiary of the Parent upon which the Merger Sub shall no longer exist, and Parent’s name will change to the Merger Sub’s name.

China Shesays, Perfect Support and Chengdu Boan and Sichuan Shesays are hereinafter referred to as (“the Company”).

For financial reporting purposes, the merger has been accounted for as a recapitalization of the Company whereby the historical financial statements and operations of the Acquired Sub become the historical financial statements of the Company, with no adjustments to the carrying value of assets and liabilities. Share and per share amounts reflect the effects of the recapitalization for all periods presented. In addition, the presentation for all periods includes equity transactions of the Acquired Sub as adjusted for the effects of the recapitalization.

	(B)	Basis of financial statements

The accompanying financial statements include the financial statements of China Shesays and the contractually controlled affiliate, Sichuan Shesays.

All significant inter-company transactions and balances have been eliminated in financial statements.

	(C)	FASB Launches New Accounting Standards Codification

In June 2009 FASB issued FASB Accounting Standards Codification (“Codification”) as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities effective for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification have become non-authoritative.

Following the Codification, FASB will not issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force (“EITF”) Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

GAAP is not intended to be changed as a result of the FASB's Codification, but it will change the way the guidance is organized and presented. As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies. The Company has adopted the Codification in these financial statements by using plain English to describe FASB broad topic references.

(D)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(E)	Cash and cash equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months.

(F)	Inventories

Inventories represent medical materials and finished goods – merchandise and are stated at the lower of cost or market value. Cost represents invoices value on purchases and is being calculated on the weighted average basis.

The Company provided inventory allowances based on excess and obsolete inventories determined principally by demand for these products.

(G)	Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Buildings	20 Years
Leasehold improvements	5 Years
Medical equipment	3 to 5 Years
Motor vehicles	5 Years
Office equipment	3 to 5 Years

(H)	Long-lived assets

The Company accounts for long-lived assets under the FASB Codification Topic 360 (ASC Topic 360) “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets”. In accordance with ASC Topic 360, long-lived assets held and used by the Company are reviewed for impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company, which are subject to evaluation, consist primarily of property and equipment. For the years ended December 31, 2009 and 2008, the Company has not recognized any allowances for impairment.

(I)	Fair value of financial instruments

FASB Codification Topic 825(ASC Topic 825), "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of other current assets and prepaid expenses, accounts payable, other payables and accrued liabilities, notes payable and related party balance approximate their fair values because of the short-term nature of these instruments. The management of the Company is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

(J)	Revenue recognition

The Company recognizes revenues in the period in which the services are performed. The Company recognizes revenues under the provisions of Staff Accounting Bulletin (SAB) 104, Revenue Recognition when all of the following have occurred: persuasive evidence of arrangement with the customer, services have been performed, fees are fixed or determinable and collectibility of the fees is reasonably assured. These criteria as related to the Company’s revenues are considered to have been met as follows:

Services fees

Revenue from rendering of services is recognized when the services are rendered. Fees received in advance for prepaid package are recorded as deferred revenue under current liabilities and are recognized on a systematic basis in accordance with service usage.

Sales of goods

The Company recognizes revenue on sales of goods when the goods are delivered and title to the goods passes to the customers provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

Accrued liability for customer reward program

The Company establishes a membership reward program of which the membership is free of charge. Under the membership reward program, members enjoy high discounts on services and accumulate membership credit points that vary depending on the services rendered. Members are eligible to redeem credit points to reduce the fees for services rendered by the Company and these credit points do not have any expiry date. The costs associated with these incentives are included in deductions from revenue and accrued for as a current liability as members accumulate credit points. As members redeem credit points, the accrued liability is reduced correspondingly. As of December 31, 2009 and 2008, the Company’s accrued liability for its customers reward program amounted to $56,497 and $16,191 respectively, based on the estimated liabilities under the customer reward program.

Cash Coupons

Third parties and the Company’s customers may be awarded cash coupons. The coupons are distributed on a discretionary basis to induce future services and treatments and are redeemable within a short time period. The cash coupons cannot be renewed or extended. When the coupons are distributed, there is no liability recorded except where redemption of the coupons will result in services being sold at a loss. The Company recognizes a reduction in revenue as a promotional allowance for these cash coupons when the coupons are redeemed.

(K)	Advertising costs

The Company expenses production costs of print, radio, television and other advertisements as of the first date the advertisements take place. Advertising costs included in selling, general and administrative expenses were $1,290,545 and $595,895 for the years ended December 31, 2009 and 2008 respectively. As of December 31, 2009 and 2008, advertising and production costs of approximately $255,953 and $0 respectively, were primarily recorded in other current assets and prepaid expenses in our balance sheets.

(L)	Income taxes

The Company accounts for income taxes under the FASB Codification Topic 740-10-25 (“ASC 740- 10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period included the enactment date.

On January 1, 2007, the Company adopted the provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes”. ASC 740-10-25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of ASC 740-10-25 has not resulted in any material impact on the Company’s financial position or results.

(M)	Operating leases

Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the leases. Rent for clinic spaces paid in 2009 and 2008 was $185,712 and $131,332 respectively.

(N)	Foreign currency transactions

The functional currency of the Company is Renminbi (“RMB”). Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

The financial statements are translated into United States Dollars (“US$”) using the closing rate method. The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year. All exchange differences are recorded within equity.

The exchange rates used to translate amounts in RMB into US$ for the purposes of preparing the financial statements were as follows:

	December 31, 2009	December 31, 2008
Balance sheet items, except for share capital, additional paid-in capital and retained earnings as of year ended	US$1=RMB6.8372	US$1=RMB6.8542

Amounts included in the statements of operations and cash flows for the year	US$1=RMB6.84088	US$1=RMB6.96225

The translation gain recorded for the years ended December 31, 2009 and 2008 was $1,073 and $2,605 respectively.

No presentation is made that RMB amounts have been, or would be, converted into US$ at the above rates. Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that RMB could be converted into US$ at that rate or any other rate.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions, Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting.

(O)	Other comprehensive gain

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported as other comprehensive income in the statements of operations and stockholders’ equity. Other comprehensive gain for the years ended December 31, 2009 and 2008 was $1,073 and $2,605 respectively.

(P)	Earnings per share

Basic earnings per share are computed by dividing income available to stockholders by the weighted average number of shares outstanding during the year. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if the potential shares had been issued and if the additional shares were diluted. There were no potentially dilutive securities for 2009 and 2008.

(Q)	Segments

The Company operates in only one segment, thereafter segment disclosure is not presented.

(R)	Recent Accounting Pronouncements

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the standard to have any impact on the Company’s financial position.

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary- a Scope Clarification ("ASU 2010-2"). ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation—Overall Subtopic (Subtopic 810- 10) of the FASB Accounting Standards Codification, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with the difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. ASU 2010-2 is effective for the Company starting January 3, 2010. The Company does not expect the standard to have any impact on the Company’s financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities ("ASU 2009-17"). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R) . The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise's involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the standard to have any impact on the Company’s financial position.

In December 2009, FASB issued ASU 2009-16 Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets ("ASU 2009-16"). ASU 2009-16 amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 . The amendments in ASU 2009-16 improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the standard to have any impact on the Company’s financial position.

In October, 2009, the FASB issued ASU 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”, now codified under FASB ASC Topic 470 “Debt”, (“ASU 2009-15”), and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in capital. Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs.

The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement. The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. The Company does not expect the standard to have any impact on the Company’s financial position.

In October 2009, the FASB issued ASU 2009-14, “Certain Arrangements That Include Software Elements, now codified under FASB ASC Topic 985, “Software”, (“ASU 2009-14”). ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the standard to have any impact on the Company’s financial position.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements”, now codified under FASB ASC Topic 605, “Revenue Recognition”, (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the standard to have any impact on the Company’s financial position.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”) (not part of the codification yet). SFAS 167 amends FASB Interpretation No. 46 (Revised December 2003) “Consolidation of Variable Interest Entities- an interpretation of ARB No. 51” (FIN 46(R)) to require an enterprise to perform an analysis to determine whether the enterprise’ s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’ s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 will be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 810, “Consolidation” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140” (“SFAS 166”) (ASC Topic 810). SFAS 166 (not part of the codification yet) amends various provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities-a replacement of FASB Statement No. 125” by removing the concept of a qualifying special-purpose entity and removes the exception from applying FIN 46(R) to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. SFAS 166 will be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 860, “Transfers and Servicing” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.

In December 2008, the FASB issued Staff Position No. FAS 132(R)-1 “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”) (ASC Topic 715-20-65). FSP FAS 132(R)-1 (ASC Topic 715-20-65) requires more detailed disclosures about employers’ plan assets in a defined benefit pension or other postretirement plan, including employers’ investment strategies, major categories of plan assets, concentrations of risk within plan assets, and inputs and valuation techniques used to measure the fair value of plan assets.

FSP FAS 132(R)-1 (ASC Topic 715-20-65) also requires, for fair value measurements using significant unobservable inputs (Level 3), disclosure of the effect of the measurements on changes in plan assets for the period. The disclosures about plan assets required by FSP FAS 132(R)-1 (ASC Topic 715-20-65) must be provided for fiscal years ending after December 15, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the financial position and results of operations.

2.	INVENTORIES

Inventories at December 31, consisted of the following:

	2009	2008

Medical materials	$251,187	$107,590
Finished goods - merchandise	84,745	28,840
Less: provision for obsolescence	-	-
	$335,932	$136,430

For the years ended December 31, 2009 and 2008, no provision for obsolete inventories was recorded by the Company.

3.	OTHER CURRENTS ASSETS AND PREPAID EXPENSES

Other current assets and prepaid expenses at December 31, consisted of the following:

	2009	2008

Other receivables	$181,498	$175,942
Advances to suppliers	35,322	45,659
Prepaid expenses	309,687	30,197
	$526,507	$251,798

4.	PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2009 and 2008:

	2009	2008

Buildings	$52,726	$52,595
Leasehold improvements	493,021	406,163
Medical equipment	1,136,160	797,283
Motor vehicles	92,388	43,418
Office equipment	220,606	160,387
	1,994,901	1,459,846
Less: accumulated depreciation	(647,519)	(313,960)
Property and equipment, net	$1,347,382	$1,145,886

Depreciation expenses for the years ended December 31, 2009 and 2008 were $332,599 and $208,414 respectively.

5.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2009 and 2008 consisted of the following:

	2009	2008

Other payables	$62,615	$103,836
Deposits from customers	215,618	9,310
Deposits from membership reward program	221,059	94,803
Accrued liability for membership reward program	56,497	16,191
Accrued liabilities	100,124	50,000
	$655,913	$274,140

The deposits from customers represent money received in advance for cosmetic surgery, beauty service and other related services.

6.	NOTE PAYABLE

Balances at December 31, 2009 and 2008 consisted of the following:

	2009	2008

Note payable to a bank, unsecured, interest rate of 10.59% per annum, due July 2010	$42,659	$-

Interest expense paid in 2009 and 2008 was $3,224 and $0 respectively.

7.	DONATION TO CHINA RED CROSS

The Company donated medical materials including medicine, syringe and medical supplies totaling $170,051 to China Red Cross for the victims suffered from earthquake occurred in Sichuan Province on May 12, 2008.

8.	INCOME TAX

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

SN Strategies Corp. was incorporated in the United States and has incurred operating loss as for income tax purposes for the year ended December 31, 2009 and 2008. As of December 31, 2009, SN Strategies Corp. had federal and state net operating loss carryforwards of approximately $177,000 which can be used to offset future federal income tax. The federal and state net operating loss carryforwards expire at various dates through 2030. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

Sichuan Shesays was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rates for 2009 and 2008 are 25%. Prior to 2009, income tax was calculated by net income with the applicable tax rate. In 2009, the Company elected to have its net income for income tax purposes assessed at 10% of its service revenue and the election was approved by the local tax bureau, income tax was therefore calculated by 10% of services revenue with the applicable tax rate.

The income tax expenses for 2009 and 2008 are summarized as follows:

	Year ended December 31,
	2009	2008

Current	$226,116	$23,165

A reconciliation of the provision for income taxes compared with the amount at the PRC statutory income rate was as follows:

	Year ended December 31,
	2009	2008

Federal and state tax rate at 34% on net income	3,003,789	11,824
Foreign tax differential	(795,121)	(3,130)
Tax reduction	(1,987,801)	-
Tax effect of non-deductible expenses	-	7,379
Other adjustments	5,249	7,092
Total income tax expenses	$226,116	$23,165

9.	STOCKHOLDERS’ EQUITY

	(a)	Common stock

On June 6, 2010, the Company issued 13,500,012 shares of common stock in reverse merger for the recapitalization of Perfect Support and re-organization of China Shesays. On June 8, 2010, 12 shares of common stock of the Company were cancelled.

	(b)	Appropriated retained earnings

The Company is required to make appropriations to the statutory surplus reserve based on the after-tax net income determined in accordance with the laws and regulations of the PRC. Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors. Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective company’s registered capital.

The statutory reserve funds cannot be used to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

During 2009 and 2008, the Company appropriated $151,284 and $0 to the reserves funds based on its net income in accordance with the laws and regulations of the PRC.

10.	COMMITMENTS AND CONTINGENCIES

	(a)	Employee benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a PRC government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provisions and contributions made for such employee benefits for the years ended December 31, 2009 and 2008 was $88,147 and $70,647 respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

	(b)	Capital commitments

As of December 31, 2009 and 2008, the Company had commitments for capital expenditures to completion the acquisition of property and equipment amounting to approximately $898,760 and $59,817 respectively.

	(c)	Rental leases commitment

The Company leases clinic spaces from third parties under thirty-four operating leases which expire between April 4, 2010 and January 1, 2020.

As of December 31, 2009, the Company has outstanding commitments with respect to the above operating leases, which are due as follows:

For the fiscal years ending December 31
2010	$222,722
2011	1,273,309
2012	1,483,240
2013	1,456,422
2014	1,451,897
Thereafter	1,734,348
Total	$7,621,938

11.	RELATED PARTY TRANSACTIONS

As of December 31, 2009 and 2008, the Company owed $20,555 and $105,941 respectively to related companies on an unsecured basis, repayable on demand and interest free. Imputed interest was charged at 5% per annum on the amounts owed to the related companies.

Total imputed interest expenses recorded as additional paid-in capital amounted to $1,027 and $5,215 for the years ended December 31, 2009 and 2008 respectively.

As of December 31, 2008, the Company owed $725,022 to stockholders which were advanced for working capital purposes. The advances are unsecured, interest free and repayable on receipt of further contribution from stockholders.

The Company paid the related companies $14,811 and $13,773 respectively for medical materials purchased during 2009 and 2008.

12.	CONCENTRATIONS AND RISKS

During 2009 and 2008, 100% of the Company’s assets were located in the PRC and 100% of the Company’s revenues were derived from customers located in the PRC.

One major supplier accounted for 12% and 11% respectively of the Company’s total purchases for the year ended December 31, 2009 and 2008. As of December 31, 2008 and 2009, the accounts payable for this supplier is $30,524 and $21,359 respectively.

No single customer accounted for more than 10% of services revenue for the year ended December 31, 2009 and 2008.

13.	SUBSEQUENT EVENTS

(A) On June 6, 2010, SN Strategies Corp., the Parent, China Shesays Medical Cosmetology Inc., the Merger Sub, a Nevada corporation, wholly owned by the Parent and incorporated on May 20, 2010, Perfect Support, known as the Acquired Sub, and the stockholders of the Acquired Sub, entered into an Agreement and Plan of Merger pursuant to which the Merger Sub agreed to acquire 100% of the common stocks of Acquired Sub. In connection with the merger, the Merger Sub issued to the stockholders of Acquired Sub 10 shares for all outstanding shares of the Acquired Sub’s common stock. The 10 shares of common stock of the Merger Sub were subsequently converted to 13,500,012 shares of common stock of the Parent Company. Concurrent with the merger, the Merger Sub shall be merged with and into the Parent at the effective time of the merger. The Company will become a wholly owned subsidiary of the Parent upon which the Merger Sub shall no longer exist, and Parent’s name will change to the Merger Sub’s name. (See note 1(A)).

(B) On April 27, 2010, Chengdu Boan entered into a series of contractual arrangements with Sichuan Shesays and the stockholder of Sichuan Shesays pursuant to which Chengdu Boan assumed the management of the business activities of Sichuan Shesays for 100% of its profits (See note 1(A)).

(C) On June 6, 2010, the Company issued 13,500,012 shares of common stock in reverse merger for the recapitalization of Perfect Support and re-organization of China Shesays. On June 8, 2010, 12 shares of common stock of the Company were cancelled. (See note 9(A)).

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Financial Statements
For The Nine Months Ended September 30, 2010 and 2009

Index to Condensed Consolidated Financial Statements

Page

Condensed Balance Sheets as of September 30, 2010 (Consolidated and Unaudited) and December 31, 2009 (Combined)	F-19
Unaudited Condensed Statements of Operations and Comprehensive Income for the three and nine months ended September 30, 2010 (Consolidated) and 2009 (Combined)	F-20
Unaudited Statements of Cash Flows for the nine months ended September 30, 2010 (Consolidated) and 2009 (Combined)	F-21
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-22 - F-28

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES

CONDENSED BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2010	2009
	Consolidated	Combined
	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$1,054,501	$1,371,732
Inventories, net	485,692	335,932
Due from stockholders	52,821	-
Other current assets and prepaid expenses	1,673,139	526,507
Total Current Assets	3,266,153	2,234,171

OTHER ASSETS	242,681	-

PROPERTY AND EQUIPMENT, NET	4,497,538	1,629,661

TOTAL ASSETS	$8,006,372	$3,863,832

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$603,711	$508,643
Notes payable	895,776	42,659
Deferred revenue	30,283	24,254
Other payables and accrued liabilities	1,007,917	655,913
Income tax payable	705,089	54,428
Sales tax payable and other taxes payable	55,619	7,260
Due to a related company	-	20,555
Total Current Liabilities	3,298,395	1,313,712

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
China Shesays Stockholder's equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued or outstanding as of September 30, 2010 and December 31, 2009	-	-
Common stock, $0.001 par value, 65,849,200 shares authorized, 18,000,012 shares issued as of September 30, 2010 and 13,500,012 shares issued as of December 31, 2009	18,000	13,500
Additional paid in capital	1,057,082	1,011,153
Retained earnings
Unappropriated	3,244,998	1,373,765
Appropriated	151,284	151,284
Accumulated other comprehensive income	90,411	418
Total China Shesays Stockholders' Equity	4,561,775	2,550,120

Noncontrolling interests	146,202	-
Total Equity	4,707,977	2,550,120

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,006,372	$3,863,832

The accompanying notes are an integral part of these condensed consolidated financial statements

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three months ended		Nine months ended
	September, 30		September, 30
	2010	2009	2010	2009
	Consolidated	Combined	Consolidated	Combined

CUSTOMER SERVICE REVENUE	$3,197,490	$2,377,600	$9,210,165	$6,794,850

COST OF REVENUE
Cost of service revenue	(896,097)	(572,099)	(2,289,436)	(1,748,158)
Depreciation	(101,957)	(50,481)	(248,224)	(146,229)
Total Cost of Revenue	(998,054)	(622,580)	(2,537,660)	(1,894,387)

GROSS PROFIT	2,199,436	1,755,020	6,672,505	4,900,463

OPERATING EXPENSES
Selling, general and administrative expenses	857,809	763,531	2,119,718	1,832,372
Advertising costs	520,612	112,378	1,205,331	508,222
Professional and consultant fees	152,945	2,103	531,851	47,374
Depreciation	44,494	32,114	122,567	90,387
Total Operating Expenses	1,575,860	910,126	3,979,467	2,478,355

INCOME FROM OPERATIONS	623,576	844,894	2,693,038	2,422,108

OTHER INCOME (EXPENSES)
Other income	24	85	641	49,546
Interest income	1,809	-	4,399	907
Interest expenses	(13,844)	-	(35,450)	-
Imputed interest	-	(256)	(247)	(770)
Other expenses	(20,654)	(20,052)	(95,623)	(50,366)
Total Other Expenses, net	(32,665)	(20,223)	(126,280)	(683)

INCOME FROM OPERATIONS BEFORE TAXES	590,911	824,671	2,566,758	2,421,425
Add (less):
Income tax expenses	(186,492)	(60,017)	(698,565)	(171,676)
Net loss attributable to noncontrolling interests	3,040	-	3,040	-
NET INCOME ATTRIBUTABLE TO CHINA SHESAYS COMMON STOCKHOLDERS	407,459	764,654	1,871,233	2,249,749

OTHER COMPREHENSIVE INCOME (LOSS)
Total foreign currency translation gain	74,071	1,968	90,047	1,697
Less: foreign currency gain attributable to noncontrolling interests	(54)	-	(54)	-
Foreign currency translation gains attributable to China Shesays common stockholders	74,017	1,968	89,993	1,697
COMPREHENSIVE INCOME ATTRIBUTABLE TO CHINA SHESAYS COMMON STOCKHOLDERS	$481,476	$766,622	$1,961,226	$2,251,446

Net income per share-basic and diluted	$0.02	$0.06	$0.12	$0.17

Weighted average number of shares outstanding during the period
- basic and diluted	16,377,056	13,500,012	15,428,576	13,500,012

The accompanying notes are an integral part of these condensed consolidated financial statements

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended
	September 30,
	2010	2009
	Consolidated	Combined

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,871,233	$2,249,749
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation - cost of revenue	248,224	146,229
Depreciation - operating expenses	122,567	90,387
Loss on disposal of property and equipment	8,769	-
Imputed interest	247	770
Minority interest	(3,040)	-
Changes in operating assets and liabilities
(Increase) decrease in:
Inventories	(140,305)	(155,627)
Other current assets and prepaid expenses	(1,115,989)	(1,446)
Increase (decrease) in:
Accounts payable	83,039	80,261
Deferred revenue	5,430	3,707
Other payables and accrued liabilities	332,512	177,308
Income tax payable	641,845	92,680
Sales tax payable and other taxes payable	48,127	(325,533)
Net cash provided by operating activities	2,102,659	2,358,485

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,164,408)	(435,346)
Other assets	(238,469)	-
Due from stockholders	(52,821)	(57,080)
Net cash used in investing activities	(3,455,698)	(492,426)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank loan borrowed	880,231	73,125
Bank loan repaid	(42,789)	-
Due to related companies	(20,618)	(83,975)
Due to stockholders	-	(726,261)
Contribution by stockholders	50,182	731,294
Contribution by minority stockholder	149,296	-
Net cash provided by (used in) financing activities	1,016,301	(5,817)

EFFECT OF EXCHANGE RATES ON CASH	19,507	816

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(317,231)	1,861,058

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,371,732	40,411

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,054,501	$1,901,469

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$35,450	$-
Cash paid for income tax	$56,720	$78,996

The accompanying notes are an integral part of these condensed consolidated financial statements

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES
(fka SN Strategies Corp.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America for interim financial information and rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at September 30, 2010, the results of operations for the three and nine months ended September 30, 2010 (consolidated) and 2009 (combined) and statements of cash flows for the nine months ended September 30, 2010 (consolidated) and 2009 (combined). The consolidated results for the three and nine months ended September 30, 2010 are not necessarily indicative of the results to be expected for a full year.

These condensed financial statement should be read in conjunction with the financial statements and notes for the years ended December 31, 2009 and 2008 of Sichuan Shesays Cosmetology Hospital Company Limited (“Sichuan Shesays”) appearing in the Company's on Form 8-K as filed with the SEC on June 7, 2010.

NOTE 2 ORGANIZATION

SN Strategies Corp. was incorporated under the laws of the State of Nevada on January 18, 2002.

Perfect Support Limited (“Perfect Support”) was incorporated in the British Virgin Islands (“BVI”) on January 15, 2010 as an investment holding company. Through its wholly owned subsidiary, Chengdu Boan Investment Management Co., Limited (“Chengdu Boan”), the Company is principally engaged in providing consultancy services on medical beauty services, cosmetic surgery services and cosmetic dentistry services in the People’s Republic of China (“PRC”). Chengdu Boan was incorporated in the PRC as a wholly-owned foreign enterprise on April 27, 2010. In accordance with the business permit, Chengdu Boan’s right of operation expires on April 27, 2040 and is renewable on expiry.

Sichuan Shesays was incorporated in the PRC on May 30, 2005 as a limited liability company. Sichuan Shesays is a clinic for providing professional medical beauty services, cosmetic surgery services and cosmetic dentistry services to customers in the PRC. In accordance with its business permit, the Company’s right of operation expires on May 30, 2025.

On April 27, 2010, Chengdu Boan entered into a series of contractual agreements with Sichuan Shesays and the stockholders of Sichuan Shesays in which Chengdu Boan assumed the management of the business activities of Sichuan Shesays and its subsidiaries, if any, from time to time, Sichuan Shesays and its subsidiaries agreed to pay 100% of its residual return to Chengdu Boan. Through this arrangement, Sichuan Shesays and its subsidiaries, if any, became contractually controlled subsidiaries of Chengdu Boan. Based on these contractual arrangements, the Company considers Sichuan Shesays and its subsidiaries to be Variable Interest Entities (“VIEs”) under ASC 810 "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51” and Perfect Support through Chengdu Boan is the primary beneficiary of Sichuan Shesays and its subsidiaries (See note 6). Accordingly, Sichuan Shesays and its subsidiaries should be consolidated under ASC 810. As Perfect Support, Chengdu Boan, Sichuan Shesays and its subsidiaries were under common control, the contractual arrangements have been accounted for as a reorganization of entities under common control and the consolidated financial statements were prepared as if the reorganization occurred at the beginning of the first period presented.

On June 6, 2010, SN Strategies Corp., the Parent, China Shesays Medical Cosmetology Inc., the Merger Sub, a Nevada corporation, wholly owned by the Parent and incorporated on May 20, 2010, Perfect Support, known as the Acquired Sub, and the stockholders of the Acquired Sub, entered into an Agreement and Plan of Merger pursuant to which the Merger Sub agreed to acquire 100% of the common stocks of Acquired Sub. In connection with the merger, the Merger Sub issued to the stockholders of Acquired Sub 10 shares for all outstanding shares of the Acquired Sub’s common stock.

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES
(fka SN Strategies Corp.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 ORGANIZATION (CONTINUED)

The 10 shares of common stock of the Merger Sub were subsequently converted to 13,500,012 shares of common stock of the Parent Company.

Concurrent with the merger, the Merger Sub merged with and into the Parent at the effective time of the merger. The Merger Sub no longer existed, and Parent’s name was changed to the Merger Sub’s name.

For financial reporting purposes, the merger has been accounted for as a recapitalization of the Parent whereby the historical financial statements and operations of the Acquired Sub become the historical financial statements of the Company, with no adjustments to the carrying value of assets and liabilities. Share and per share amounts reflect the effects of the recapitalization for all periods presented. In addition, the presentation for all periods includes equity transactions of the Acquired Sub as adjusted for the effects of the recapitalization.

On July 8, 2010, Sichuan Shesays established a PRC limited liability company, Leshan Jiazhou Shesays Junge Cosmetology Company Limited (“Leshan Jiazhou Shesays”) with a registered capital of $736,594 to which Sichuan Shesays contributed $265,984 in cash and a set of machinery totaling $470,610 in lieu of cash. Leshan Jiazhou Shesays is a clinic for providing professional medical beauty services and cosmetic surgery services to customers in PRC. In accordance with its business permit, the Company’s right of operation expires on June 17, 2014.

On August 18, 2010, Sichuan Shesays together with a third party established a PRC limited liability company, Yibin Shesays Junge Cosmetology Clinic Company Limited (“Yibin Shesays”) with a registered capital of $734,981. Sichuan Shesays contributed $587,985 in cash to the registered capital of Yibin Shesays, representing 80% of the equity of Yibin Shesays. Yibin Shesays is a clinic for providing professional medical beauty services and cosmetic surgery services to customers in PRC. In accordance with its business permit, the Company’s right of operation expires on December 31, 2014.

China Shesays, Perfect Support, Chengdu Boan, Sichuan Shesays, Leshan Jiazhou Shesays and Yibin Shesays are hereinafter referred to as (“the Company”).

NOTE 3 PRINCIPLES OF CONSOLIDATION / COMBINATION

The accompanying unaudited condensed consolidated financial statements for the nine months ended September 30, 2010 include the financial statements of China Shesays, its wholly owned subsidiaries, Perfect Support and Chengdu Boan and the contractually controlled affiliate, Sichuan Shesays and its wholly owned subsidiary, Leshan Jiazhou Shesays and 80% owned subsidiary, Yibin Shesays, The noncontrolling interests represent the minority stockholders’ 20% proportionate share of the results of Yibin Shesays.

The accompanying unaudited combined financial statements for the nine months ended September 30, 2009 include the financial statements of China Shesays and the contractually controlled affiliate, Sichuan Shesays for the nine months ended September 30, 2009.

All significant inter-company balances and transactions have been eliminated in consolidation.

NOTE 4 USE OF ESTIMATES

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 5 RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS

In February 2010, FASB issued ASU 2010-10 “Consolidation” (Topic 810), “Amendments for Certain Investment Funds”. ASU 2010-10 amends the consolidation requirements of Topic 810 resulting from the issuance of Statement 167 are deferred for a reporting entity’s interest in an entity (1) that has all the attributes of an investment company or (2) for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies. The deferral does not apply in situations in which a reporting entity has the explicit or implicit obligation to fund losses of an entity that could potentially be significant to the entity. The deferral also does not apply to interests in securitization entities, asset-backed financing entities, or entities formerly considered qualifying special purpose entities. In addition, the deferral applies to a reporting entity’s interest in an entity that is required to comply or operate in accordance with requirements similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. An entity that qualifies for the deferral will continue to be assessed under the overall guidance on the consolidation of variable interest entities in Subtopic 810-10 (before the Statement 167 amendments) or other applicable consolidation guidance, such as the guidance for the consolidation of partnerships in Subtopic 810-20. The amendments in this Update also clarify that for entities that do not qualify for the deferral, related parties should be considered when evaluating each of the criteria in paragraph 810-10-55-37, as amended by Statement 167, for determining whether a decision maker or service provider fee represents a variable interest. In addition, the requirements for evaluating whether a decision maker’s or service provider’s fee is a variable interest are modified to clarify the Board’s intention that a quantitative calculation should not be the sole basis for this evaluation. ASU 2010-10 is effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009, and for interim periods within that first annual reporting period. The Company does not expect the standard to have any impact on the Company’s consolidated financial position.

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES
(fka SN Strategies Corp.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS (CONTINUED)

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the standard to have any impact on the Company’s consolidated financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities ("ASU 2009-17"). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R) . The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise's involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the standard to have any impact on the Company’s consolidated financial position and results of operations except that additional disclosures will be made in the consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements”, now codified under FASB ASC Topic 605, “Revenue Recognition”, (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect the standard to have any impact on the Company’s consolidated financial position.

NOTE 6 VARIABLE INTEREST ENTITIES

The Company accounts for Variable Interest Entities (“VIE”) in accordance with ASC 810. As a result of the adoption of ASU 2009-17, consolidations (Topic 810) – Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, effective January 1, 2010, ASC 810 requires the consolidation of VIEs in which a company has both the power to direct the activities of the VIEs that most significantly impact the VIEs’ economic performance and the obligation to absorb losses or the right to receive the benefits from the VIEs that could potentially be significant to the VIEs. The Company has applied the requirements of ASC 810 on a prospective basis from the date of adoption.

The Company assesses all newly created entities and those with which the Company becomes involved to determine whether such entities are VIEs and, if so, whether or not the Company is their primary beneficiary.

On April 27, 2010, the Company through its PRC subsidiary, Chengdu Boan entered into a series of contractual arrangements with Sichuan Shesays and the stockholders of Sichuan Shesays pursuant to which Chengdu Boan assumed the management of the business activities of Sichuan Shesays and its subsidiaries if any, from time to time, and Sichuan Shesays and its subsidiaries agreed to pay 100% of its residual return to Chengdu Boan. Through this arrangement, Sichuan Shesays and its subsidiaries, if any, are considered VIEs of the Company.

As required by ASC 810-10, the Company performs a qualitative assessment to determine whether the Company is the primary beneficiary of Sichuan Shesays and its subsidiaries which are identified as VIEs of the Company. A quality assessment begins with an understanding of the nature of the risks in the entity as well as the nature of the entity’s activities including terms of the contracts entered into by the entity, ownership interests issued by the entity and the parties involved in the design of the entity. The Company’s assessment on the involvement with Sichuan Shesays and its subsidiaries reveals that the Company has the absolute power to direct the most significant activities that impact the economic performance of Sichuan Shesays and its subsidiaries. Under the accounting guidance, the Company is deemed to be the primary beneficiary of Sichuan Shesays and its subsidiaries and the results of Sichuan Shesays and its subsidiaries are consolidated in the Company’s consolidated financial statements for financial reporting purposes. As of September 30, 2010, Sichuan Shesays and its subsidiaries had total assets of $7,964,640 and total liabilities of $4,349,474. As of December 31, 2009, Sichuan Shesays had total assets of $3,863,832 and total liabilities of $1,313,712.

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES
(fka SN Strategies Corp.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 INVENTORIES

	September 30,	December 31,
	2010	2009
	(Unaudited)

Medical materials	$373,173	$251,187
Finished goods - merchandise	112,519	84,745
Less: Provision for obsolescence	-	-
	$485,692	$335,932

NOTE 8 OTHER CURRENT ASSETS AND PREPAID EXPENSES

	September 30,	December 31,
	2010	2009
	(Unaudited)

Other receivables	$404,082	$181,498
Deposits paid	537,871	-
Advances to suppliers	109,265	35,322
Prepaid expenses	621,921	309,687
	$1,673,139	$526,507

NOTE 9 PROPERTY AND EQUIPMENT

	September 30,	December 31,
	2010	2009
	(Unaudited)

Buildings	$110,016	$52,726
Leasehold improvements	963,569	493,021
Medical equipment	2,358,048	1,136,160
Motor vehicle	94,307	92,388
Office equipment	422,711	220,606
Deposits paid for acquiring property and equipment	1,560,201	282,279
	5,508,852	2,277,180
Less: Accumulated depreciation	(1,011,314)	(647,519)
	$4,497,538	$1,629,661

Depreciation expenses for the three and nine months ended September 30, 2010 and 2009 were $146,451, $82,595, $370,791 and $236,616 respectively.

NOTE 10 OTHER ASSETS

This represents contributions to the registered capital of the subsidiaries which are still in the process of incorporation.

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES
(fka SN Strategies Corp.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 11 NOTES PAYABLE

Notes payable consisted of the following:

	September 30,	December 31,
	2010	2009
	(Unaudited)

Note payable to a bank, unsecured, interest rate of 10.59% per annum, due July 2010	$-	$42,659

Note payable to a bank, interest rate of 4.87% per annum, guaranteed by a third party, due February 2011	895,776	-

	$895,776	$42,659

Interest expense paid for the three and nine months ended September 30, 2010 and 2009 were $13,844, $0, $35,450 and $0 respectively.

The guarantee provided by a third party is secured by the buildings of the Company with a net book value totaling $99,362 as of September 30, 2010. Fees paid to a third party guarantor for the three and nine months ended September 30, 2010 and 2009 was $0, $0, $17,605 and $0 respectively.

NOTE 12 OTHER PAYABLES AND ACCRUED LIABILITIES

	September 30,	December 31,
	2010	2009
	(Unaudited)

Other payables	$229,083	$52,377
Balance payment for acquiring property and equipment	111,613	10,238
Deposits from customers	256,588	215,618
Deposits from membership reward program	268,229	221,059
Accrued liability for membership reward program	128,694	56,497
Accrued liabilities	13,710	100,124
	$1,007,917	$655,913

NOTE 13 INCOME TAX

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

China Shesays was incorporated in the United States and has incurred operating loss as for income tax purposes for the nine months ended September 30, 2010 and 2009. As of September 30, 2010, China Shesays had federal and state net operating loss carryforwards of approximately $177,000 which can be used to offset future federal income tax. The federal and state net operating loss carryforwards expire at various dates through 2030. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

Perfect Support was incorporated in the BVI and under current laws of the BVI, income earned is not subject to income tax.

Chengdu Boan, Sichuan Shesays, Leshan Jiazhou Shesays and Yibin Shesays were incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rate is 25%.

In 2009, Sichuan Shesays elected to have its net income for income tax purposes assessed at 10% of its service revenue and the election was approved by the local tax bureau, income tax was therefore calculated by 10% of services revenue with the applicable tax rate.

From 2010 onwards, Sichuan Shesays’s income tax will be assessed at the applicable tax rate of 25% on its net income.

The income tax expenses for the nine months ended 2010 and 2009 are summarized as follows:

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES
(fka SN Strategies Corp.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 13 INCOME TAX (CONTINUED)

	(Unaudited)
	For the nine month ended
	2010	2009

Current	$698,565	$171,676

A reconciliation of the provision for income taxes compared with the amount at the federal statutory income rates was as follows:

	(Unaudited)
	For the nine months ended
	2010	2009

Federal and state tax rate at 34% on net income	$873,732	$823,285
Foreign tax differential	(231,990)	(217,928)
Tax reduction	-	(421,649)
Tax effect on expenses not deductible for tax purpose	2,677	-
Other adjustments	54,146	(12,032)
Total income tax expenses	$698,565	$171,676

NOTE 14 STOCKHOLDERS’ EQUITY

Common stock

On June 6, 2010, the Company issued 13,500,012 shares of common stock in reverse merger for the recapitalization of Perfect Support and re-organization of China Shesays. On June 8, 2010, 12 shares of common stock of the Company were cancelled.

NOTE 15 COMMITMENTS AND CONTINGENCIES

(a)	Capital commitments

As of September 30, 2010 and December 31, 2009, the Company had commitments for capital expenditures on acquisition of property and equipment amounting to approximately $256,509 and $899,000 respectively.

(b)	Rental leases commitment

The Company leases clinic spaces and staff quarters from third parties under fifty-one operating leases which expire between October 29, 2010 and January 1, 2020.

As of September 30, 2010, the Company has outstanding commitments with respect to the above operating leases, which are due as follows:

For the fiscal years ending September 30
2011	$1,103,800
2012	1,636,342
2013	1,615,202
2014	1,606,214
2015	1,531,146
Thereafter	662,578
Total	$8,155,282

NOTE 16 DEFINED CONTRIBUTION RETIREMENT PLANS

As stipulated by the regulations of the PRC government, companies operating in the PRC have defined contribution retirement plans for their employees. The PRC government is responsible for the pension liability to these retired employees. The Company was required to make specified contributions to the state-sponsored retirement plan based on the basic salary cost of their staff. Each of the employees of the PRC subsidiaries is also required to contribute certain percentage of his/her basic salary.

Contributions to defined contribution retirement plan for the three and nine months periods ended September 30, 2010 and 2009 were $43,936, $30,268, $118,155 and $80,363 respectively.

CHINA SHESAYS MEDICAL COSMETOLOGY INC. AND SUBSIDIARIES
(fka SN Strategies Corp.)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 17 RELATED PARTY TRANSACTIONS

As of September 30, 2010 and December 31, 2009, the Company owed $0 and $20,555 respectively to a related company on an unsecured basis, repayable on demand and interest free. Imputed interest was charged at 5% per annum on the amounts owed to the related company.

During the three and nine months ended September 30, 2010 and 2009, total imputed interest expenses recorded as additional paid-in capital amounted to $0, $256, $247 and $770 respectively.

As of September 30, 2010 and December 31, 2009, the stockholders owed the Company $52,821 and $0 respectively which are unsecured, interest free and repayable on demand. These amounts were advanced prior to the reverse merger.

NOTE 18 CONCENTRATIONS AND RISKS

As of September 30, 2010 and December 31, 2009, 100% of the Company’s assets were located in the PRC and Hong Kong and 100% of the Company’s revenues were derived from customers located in the PRC.

The Company relied on three suppliers and purchases from these suppliers for the nine months ended September 30, 2010 and 2009 were as follows:

	Supplier A	Supplier B	Supplier C
For the nine months ended
September 30, 2010	13%	14%	11%
September 30, 2009	14%	11%	11%

As of September 30, 2010, the total amount owed to those suppliers was $197,393.

No single customer accounted for more than 10% of the service revenue for the three and nine months ended September 30, 2010 and 2009.

NOTE 19 SUBSEQUENT EVENTS

On November 5, 2010, the Company entered into a Securities Purchase Agreement with a group of accredited investors (“investors”). The Company received $1,200,000 from the investors (as defined under Rule 501 (a) of Regulation D promulgated under the Securities Act) for an issue of 600,000 shares of restricted common stock at $2 each by a private placement.

In connection with the private placement, a majority stockholder of the Company together with the Company entered into a make good escrow agreement with the investors, pursuant to which a total of 600,000 shares of common stock owned by the majority stockholder were delivered to an escrow agent in order to secure the Company’s obligation under the Securities Purchases Agreement. If the Company fails to achieve $6,400,000 in net after tax income, the majority stockholder of the Company is obligated to transfer 600,000 shares of common stock of the Company to the investor as additional consideration under the private placement.

Pursuant to a Financial Advisory Services Agreement entered into by Sichuan Shesays and a financial advisor on June 12, 2010, the Company issued to the financing advisor a warrant to purchase 48,000 shares of common stock of the Company at an exercise price of $2 per share, exercisable within 2 years of the June 7, 2010 as part of service commission in connection with the private placement.

PROSPECTUS

648,000 shares of common stock, par value $0.001 per share

, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock.

EXPENSE	AMOUNT

Registration Fees	$150.47
Costs of Printing and Engraving	1,000
Legal Fees	20,000
Accounting Fees	3,000
Miscellaneous Fees and Expenses	5,000

Total	$29,150.47

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751 and our by-laws, advances for expenses may be made if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our by-laws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liabilities and losses reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended:

From May to June 2007, we issued 925,000 shares of our common stock to thirteen investors for $0.08 per share for gross proceeds of $74,000. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

On June 19, 2009, the holders of certain promissory notes surrendered the notes and converted all unpaid principal and unpaid accrued interest due under the notes into shares of our $.001 par value common stock as provided in the notes. As of June 19, 2009, the total unpaid principal and unpaid accrued interest due under the notes was approximately $43,272, which the holders of the notes converted into 540,898 shares of common stock at a conversion price of $0.08 per share. We issued the shares to the holders of the notes in a transaction which we believe satisfies the conditions for the exemption from registration and prospectus delivery requirements of the Securities Act of 1933 (“Act”), which exemption is specified by the provisions of Section 4(2) of that Act.

In connection with the June 2010 Business Combination, on June 7, 2010, we issued an aggregate of 13,500,012 shares of our common stock to the shareholders of Perfect Support. We received in exchange from Perfect Support 100% of the issued and outstanding shares of Perfect Support, which exchange resulted in Perfect Support becoming our wholly-owned subsidiary. The issuance of such securities was exempt from registration pursuant to Section 4(2) of and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended.

On November 12, 2010, we consummated the Private Placement for the issuance and sale of 600,000 shares of our common stock, par value $0.001 per share, at a price of $2.00 per share. The shares were issued in accordance with the exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Exhibits

The following Exhibits are being filed with this registration statement on Form S-1.

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated June 6, 2010 by and among SN Strategies Corp., China SHESAYS Medical Cosmetology Inc., Perfect Support Limited, Kwai Man Yip, Sichuan SHESAYS Cosmetology Hospital Co., Ltd., Chengdu Boan Investment Management Co., Ltd., Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed on January 6, 2011 (File No. 333-171574))
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed on July 26, 2007 (File No. 333-144888))
4.1	Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 12, 2010 (File No. 333-144888))
5.1	Opinion of Lionel Sawyer & Collins (incorporated by reference to Exhibit 5.1 to the Company's Registration Statement on Form S-1 filed on January 6, 2011 (File No. 333-171574))
10.1

Exclusive Service Agreement dated April 27, 2010 by and among Chengdu BOAN Investment Management Co., Ltd., Sichuan SHESAYS Cosmetology Hospital Co., Ltd., Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

10.2

Call Option Agreement dated April 27, 2010 by and among Chengdu BOAN Investment Management Co., Ltd., Sichuan SHESAYS Cosmetology Hospital Co., Ltd., Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

10.3

Shareholders’ Voting Rights Proxy Agreement dated April 27, 2010 by and among Chengdu BOAN Investment Management Co., Ltd., Sichuan SHESAYS Cosmetology Hospital Co., Ltd., Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

10.4

Equity Pledge Agreement dated April 27, 2010 by and among Chengdu BOAN Investment Management Co., Ltd., Sichuan SHESAYS Cosmetology Hospital Co., Ltd., Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

10.5

Stock Purchase Agreement dated June 7, 2010 by and among Leading Pioneer Limited and certain sellers identified on the signature pages thereto (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

10.6

Stock Purchase Agreement dated June 7, 2010 by and among Techno Meg Limited and certain sellers identified on the signature pages thereto (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

10.7

Assignment and Assumption Agreement dated June 7, 2010 between SN Strategies Corp. and Cake Ventures LLC (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8- K filed on June 7, 2010 (File No. 333-144888))

10.8

Entrustment Agreement dated April 27, 2010 by and among Kwai Man Yip, Bondy Nominees Limited, Leading Pioneer Limited, Perfect Support Limited, Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

10.9

Call Option Agreement dated April 27, 2010 by and among Kwai Man Yip, Bondy Nominees Limited, Leading Pioneer Limited, Perfect Support Limited, Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

10.10

Entrustment Agreement dated April 27, 2010 by and among Kwai Man Yip, Bondy Nominees Limited, Leading Pioneer Limited, Perfect Support Limited and Yixiang Zhang (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333-144888))

10.11

Call Option Agreement dated April 27, 2010 by and among Kwai Man Yip, Bondy Nominees Limited, Leading Pioneer Limited, Perfect Support Limited and Yixiang Zhang (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on June 7, 2010 (File No. 333- 144888))

10.12

Securities Purchase Agreement dated November 5, 2010 by and among China SHESAYS Medical Cosmetology Inc. and certain purchasers identified on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 12, 2010 (File No. 333-144888))

10.13

Make Good Escrow Agreement dated November 5, 2010 by and among China SHESAYS Medical Cosmetology Inc., Chief Securities Ltd., Techno Meg Limited and Corporate Stock Transfer, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 12, 2010 (File No. 333-144888))

10.14

Financial Advisory Services Agreement dated June 12, 2010 by and among Chief Capital Limited and Sichuan SHESAYS Cosmetology Hospital Co., Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 12, 2010 (File No. 333-144888))

10.15+

Labor Contract (English Translation) by and between Sichuan SHESAYS Cosmetology Hospital Co., Ltd. and Zhang Yixiang dated January 1, 2010  (incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1 filed on January 6, 2011 (File No. 333-171574))

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company's Registration Statement on Form S-1 filed on January 6, 2011 (File No. 333-171574))
23.1*	Consent of Baker Tilly Hong Kong Limited
23.2	Consent of Lionel Sawyer & Collins (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

* Filed herewith.

+ Indicates a management contract or compensatory plan or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Chengdu City, Sichuan Province, P.R. China, on February 10, 2011.

CHINA SHESAYS MEDICAL COSMETOLOGY INC.

By: /s/ Yixiang Zhang
Date: February 10, 2011	Yixiang Zhang
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Yixiang Zhang and Wenbin Zhu, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys−in−fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for him or her and in his or her name in his or her capacity as a director and officer of the Company, as applicable, any and all amendments (including post−effective amendments) to this registration statement on Form S−1 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys−in−fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys−in−fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Yixiang Zhang	Chief Executive Officer	February 10, 2011
Yixiang Zhang	Chairman of the Board
(principal executive officer)

/s/ Wenbin Zhu	Chief Financial Officer	February 10, 2011
Wenbin Zhu	(principal financial and accounting officer)